EXHIBIT 17(d)(4)
                         Most Recent Semi-Annual Report
                                       of
                          Keystone State Tax Free Fund

PAGE 1
------------------------------------------------------------------
Keystone State Tax Free Fund
Seeks generous tax-free income from high quality municipal bonds

Dear Shareholder:

We are pleased to report on the performance of Keystone State Tax Free Fund for the six-month period which ended September 30, 1995. Following this letter we have included a performance summary for each state fund and an interview with Keystone's municipal bond department, discussing the market's performance.

Municipal bond market rebounded

After an unsettled market in 1994, municipal bond investors were rewarded for their patience over the past six months. Interest rates trended down during the period and bond prices rose. Low inflation combined with slow but steady economic growth to create a more positive investment environment. The Lehman Municipal Bond Index(1) returned 5.36% for the six-month period and 11.19% for the twelve-month period which ended September 30, 1995.

   The Federal Reserve Board succeeded in engineering a soft landing for the U.S. economy which created a favorable environment for municipal bonds. Compared to taxable Treasury bonds, municipals were relatively cheap. In fact, municipal bond yields averaged about 92% of the yield on comparable long-term U.S. Treasury bonds, making them especially attractive on an after-tax basis.

   During the six months, we continued to emphasize bonds with maturities in the 20-year range to pursue higher income with lower risk than longer term bonds. We selected higher coupon issues to take advantage of greater potential income and stability, and favored non-callable bonds for their price appreciation potential and predictable income flow.

   We expect the interest rate environment to remain stable over the coming months as the economy adjusts to a slower pace of economic growth. Shareholders should not be surprised to see modest declines in yields consistent with lower interest rates, but tight municipal bond supply and steady to rising demand should continue to be a positive factor for municipal bond prices. Keystone State Tax Free Funds maintain their objective of seeking valuable state and federal tax-free income from a portfolio of quality municipal obligations.(1)
   We appreciate your continued support of Keystone funds. If you have any questions or comments, please feel free to write to us.

Sincerely,

/s/ Albert H. Elfner, III
--------------------------

Albert H. Elfner, III
Chairman and President
Keystone Investments, Inc.

/s/ George S. Bissell
--------------------------

George S. Bissell
Chairman of the Board
Keystone Funds

November 1995

-------------
(1) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

PAGE 2
------------------------------------------------------------------
Keystone Florida Tax Free Fund

Your Fund's Performance

Your Fund's objective is to earn generous income, exempt from federal income tax, while preserving capital.(2) In addition, your Fund seeks to ensure that its shares are exempt from the Florida intangibles tax. Your Fund is managed by Betsy Blacher, senior vice president and head of Keystone's municipal bond department.

Performance

Class A shares returned 5.21% for the six-month period and 10.89% for the twelve-month period.

Class B shares returned 4.93% for the six-month period and 10.19% for the twelve-month period.

Class C shares returned 4.82% for the six-month period and 10.13% for the twelve-month period.

Portfolio Strategy

Your Fund's portfolio was well positioned to take advantage of the declining interest rate environment during the six-month period. We continued to use a "barbell" strategy, with a heavy weighting in AAA- rated bonds for stability and in BBB-rated issues (the lowest investment grade category) for yield and price appreciation potential. We also invested in some industrial revenue bonds for attractive income. Your Fund's average maturity was 20.8 years on September 30, 1995, up from 19.5 years on March 31, 1995. As of September 30, 1995, your Fund's average quality was AA, the second highest bond rating.

Economic Environment

Florida is now the fourth largest state in the nation due to rapid population growth. Tourism has improved considerably after a slight decline last year, and the

--------------------------------------------------------------------------
[typeset description of Pie Chart]

Portfolio Quality Summary
as of September 30, 1995
S&P Rating(3)

AAA (32%)  Cash (2%)  Not Rated (13%)  BBB (19%)  A (9%)  AA (25%)

Average portfolio quality: AA
(as a percentage of portfolio assets)
-----------------------------------------------------------------------------

employment situation compares favorably with the national average. Offsetting this are slower income and household growth. Estimates project this trend to continue which may affect other areas of growth, such as construction activity. Tax revenues have been higher than expected, however, and the state continues to experience a surplus in the general fund.

Outlook

We believe Florida's long-term outlook is stable, but it faces challenges in funding for school construction, prison facilities and other infrastructure needs. Floridians are reluctant to approve sales tax increases for these purposes, so revenues will need to be generated in other ways. We will be monitoring political and budgetary news as well as household and income growth in the coming months.

-------------
(2) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).
(3) Where Standard & Poor's ratings were not available, we have used ratings from Moody's Investor Service, Inc., Fitch Investors' Service, Inc., or ratings assigned by another nationally recognized statistical rating organization.

PAGE 3
------------------------------------------------------------------
Keystone Florida Tax Free Fund
-----------------------------------------------------------------------------
[typeset description of Mountain Chart]

Growth of an investment in
Keystone Florida Tax Free Fund Class A
In Thousands

        Initial    Reinvested
      Investment  Distributions
12/90     9629      9637
 9/91     9963     10503
 9/92    10287     11614
 9/93    10887     13139
 9/94     9610     12461
 9/95    10077     13819

Total Value: $13,819

A $10,000 investment in Keystone Florida Tax Free Fund Class A made on December 28, 1990 with all distributions reinvested was worth $13,819 on September 30, 1995. Past performance is no guarantee of future results.
-----------------------------------------------------------------------------

Tax-Equivalent Yields

              Federal Tax Bracket(4)
-------------------------------------
             31%      36%       39.6%
-------------------------------------
Yield        Taxable Equivalent Yield
-------------------------------------
4.5%         6.5%     7.0%       7.5%
5.0%         7.2%     7.8%       8.3%
5.5%         8.0%     8.6%       9.1%
-------------------------------------

The yields shown are for illustrative purposes only. They are not intended to represent actual performance of the Fund.

-------------
(4) The table is based on federal tax brackets. The 31% bracket includes single filers earning $53,501-115,000 and joint filers earning $89,151-140,000; the 36% bracket includes single filers earnings $115,001-250,000 and joint filers earning $140,001-250,000; the 39.6%
    bracket includes single and joint filers earning over $250,000. Yields are hypothetical and do not represent the returns of any particular investment.

Six-Month Performance                                 as of September 30, 1995
 -----------------------------------------------------------------------------
                                Class A     Class B      Class C
Total returns*                    5.21%       4.93%        4.82%
Net asset value 3/31/95         $10.33      $10.24       $10.26
                9/30/95         $10.58      $10.48       $10.49
Dividends                       $ 0.28      $ 0.26       $ 0.26
Capital gains                    None        None         None

*Before deduction of front-end or contingent deferred sales charge (CDSC).

Historical Record                                     as of September 30, 1995
-----------------------------------------------------------------------------
Cumulative total returns        Class A       Class B       Class C
1-year w/o sales charge          10.89%        10.19%        10.13%
1-year                            5.62%         6.19%        10.13%
3-year                           13.33%           --            --
Life of Class                    38.19%        10.40%        13.17%

Average Annual Returns
1-year w/o sales charge          10.89%        10.19%        10.13%
1-year                            5.62%         5.62%        10.13%
3-year                            4.26%           --            --
Life of Class                     7.03%         3.78%         4.75%

   Class A shares were introduced on December 28, 1990. Performance is reported at the current maximum front-end sales charge of 4.75%.

   Class B shares were introduced on February 1, 1993. Shares purchased after June 1, 1995 are subject to a contingent deferred sales charge (CDSC) that declines from 5% to 1% over six years from the month purchased. Performance assumes that shares were redeemed after the end of a one-year holding period and reflects the deduction of a 4% CDSC.

   Class C shares were introduced on February 1, 1993. Performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

   The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

   You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

PAGE 4
------------------------------------------------------------------
Keystone Massachusetts Tax Free Fund

Your Fund's Performance

Your Fund's objective is to earn generous income, exempt from federal and state income tax, while preserving capital.(5) It is managed by Daniel A. Rabasco, vice president in Keystone's municipal bond department.

Performance

Class A shares returned 4.20% for the six-month period and 9.66% for the twelve-month period.

Class B shares returned 3.91% for the six-month period and 8.99% for the twelve-month period.

Class C shares returned 3.91% for the six-month period and 8.96% for the twelve-month period.

Portfolio Strategy

Your Fund's portfolio was well positioned to take advantage of the declining interest rate environment during the six-month period. We maintained our emphasis on high quality, higher coupon bonds and favored bonds with call protection. We are also invested in several industrial revenue bonds for attractive income. Your Fund's average maturity was 19.4 years on September 30, 1995, unchanged from March 31, 1995. As of September 30, 1995, your Fund's average quality was A, the third highest bond rating.

Economic Environment

The Commonwealth's economy is fairly stable. Job losses due to declines in defense spending and consolidation in the banking industry have been generally offset by growth in the service sector. Improving eco-

-----------------------------------------------------------------------------
[Typeset representation of pie chart]

Portfolio Quality Summary
as of September 30, 1995
S&P rating6

AAA (26%)  Not Rated (11%)  A (48%)  AA (15%)

Average portfolio quality: A
(as a percentage of portfolio assets)
-----------------------------------------------------------------------------

nomic conditions and more conservative fiscal management have resulted in positive fund balances for the state treasury in each of the past five years, a trend that is expected to continue. Medicaid expenditures are expected to increase only marginally for fiscal year 1995.

Outlook

We don't expect to see significant growth in Massachusetts. However, we continue to see economic opportunities for the Bay State from increases in international trade and the ongoing public infrastructure projects. The central artery and Boston Harbor cleanup projects should continue to be a positive influence on the economy.

-------------
(6) Where Standard & Poor's ratings were not available, we have used ratings from Moody's Investor Service, Inc., Fitch Investors' Service, Inc., or ratings assigned by another nationally recognized statistical rating organization.

PAGE 5
------------------------------------------------------------------
Keystone Massachusetts Tax Free Fund

-----------------------------------------------------------------------------
[Typeset representation of mountain chart]

Growth of an investment in
Keystone Massachusetts Tax Free Fund Class A
In Thousands

      Initial      Reinvested
     Investment  Distributions
         9372      9414
 3/94    8734      8820
         8696      8825
         8772      8945
 6/94    8639      8852
         8772      9033
         8734      9037
 9/94    8563      8903
         8315      8689
         8096      8504
12/94    8296      8756
         8525      9040
         8725      9294
 3/95    8753      9370
         8715      9372
         9001      9722
 6/95    8791      9539
         8763      9552
         8848      9689
 9/95    8877      9764

Total Value: $9,764

A $10,000 investment in Keystone Massachusetts Tax Free Fund Class A made on February 4, 1994 with all distributions reinvested was worth $9,764 on September 30, 1995. Past performance is no guarantee of future results.
-----------------------------------------------------------------------------

Tax-Equivalent Yields
                             Federal Tax Bracket(7)
---------------------------------------------------------
                          31%          36%        39.6%
(combined state
     & federal)        (39.28%)     (43.68%)     (46.85%)
---------------------------------------------------------
Yield                       Taxable Equivalent Yield
---------------------------------------------------------
4.5%                     7.4%         8.0%         8.5%
5.0%                     8.2%         8.9%         9.4%
5.5%                     9.1%         9.8%        10.3%
---------------------------------------------------------


The yields shown are for illustrative purposes only. They are not intended to represent actual performance of the Fund.

(7) The table is based on federal tax brackets. The 31% bracket includes single filers earning $53,501-115,000 and joint filers earning $89,151-140,000; the 36% bracket includes single filers earning $115,001-250,000 and joint filers earning $140,001-250,000; the 39.6%
    bracket includes single and joint filers earning over $250,000. Yields are hypothetical and do not represent the returns of any particular investment.

Six-Month Performance                                 as of September 30, 1995
 -----------------------------------------------------------------------------
                                Class A       Class B       Class C
Total returns*                    4.20%         3.91%         3.91%
Net asset value 3/31/95          $9.19         $9.15         $9.14
                9/30/95          $9.32         $9.27         $9.26
Dividends                        $0.25         $0.23         $0.23
Capital gains                    None          None          None

*Before deduction of front-end or contingent deferred sales charge (CDSC).

Historical Record                                     as of September 30, 1995
 -----------------------------------------------------------------------------
Cumulative total returns        Class A       Class B       Class C
1-year w/o sales charge           9.66%         8.99%         8.96%
1-year                            4.45%         4.99%         8.96%
Life of Class                    -2.36%        -2.06%         1.43%

Average Annual Returns
1-year w/o sales charge           9.66%         8.99%         8.96%
1-year                            4.45%         4.99%         8.96%
Life of Class                    -1.43%        -1.25%         0.86%

   Class A, Class B, and Class C shares were introduced on February 4, 1994.

   Class A share performance is reported at the current maximum front-end sales charge of 4.75%.

   Class B shares purchased after June 1, 1995 are subject to a contingent deferred sales charge (CDSC) that declines from 5% to 1% over six years from the month purchased. Performance assumes that shares were redeemed after the end of a one-year holding period and reflects the deduction of a 4% CDSC.

   Class C shares were introduced on February 1, 1993. Performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

   The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

   You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

PAGE 6
------------------------------------------------------------------
Keystone New York Insured Tax Free Fund

Your Fund's Performance

Your Fund's objective is to earn generous income, exempt from federal, state, and New York City income tax, while preserving capital.(8) It is managed by Daniel A. Rabasco, vice president in Keystone's municipal bond department.

Performance

Class A shares returned 4.67% for the six-month period and 10.41% for the twelve-month period.

Class B shares returned 4.28% for the six-month period and 9.66% for the twelve-month period.

Class C shares returned 4.39% for the six-month period and 9.62% for the twelve-month period.

Portfolio Strategy

Your Fund's portfolio was well positioned to take advantage of the declining interest rate environment during the six-month period. We maintained our emphasis on high quality, higher coupon insured bonds and favored bonds with call protection. Your Fund's average maturity was 20.1 years on September 30, 1995, up slightly from 19.6 years on March 31, 1995. As of September 30, 1995, your Fund's average quality was AA+, the second highest bond rating.

Economic Environment
New York's economy continued to lag that of the nation, affected in part by contraction in the banking and manufacturing sectors. For August 1995, the state's unemployment rate was 7.1% compared to the

-----------------------------------------------------------------------------
[Typeset representation of pie chart]

Portfolio Quality Summary
as of September 30, 1995
S&P rating(9)

AAA (90%)  BBB  (3%)  AA (7%)

Average portfolio quality: AA+
(as a percentage of portfolio assets)
-----------------------------------------------------------------------------

national average of 5.6%. A recent development is that New York ended fiscal year 1995 with a positive fund balance and expects another positive balance for 1996.

Outlook

Implementation of tax cuts that were part of the 1995 fiscal year budget may strain the long term finances of the state. In addition, economic performance is not expected to rebound appreciably, weighed down by significant social service costs. With the challenging years that lie ahead for New York, we believe that your Fund's emphasis on insured bonds should provide valuable protection and stability.

-------------
(8) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).
(9) Where Standard & Poor's ratings were not available, we have used ratings from Moody's Investor Service, Inc., Fitch Investors' Service, Inc., or ratings assigned by another nationally recognized statistical rating organization.

PAGE 7
------------------------------------------------------------------
Keystone New York Insured Tax Free Fund

 -----------------------------------------------------------------------------
[Plot points for mountain chart]

Growth of an investment in
Keystone New York Insured Tax Free Fund Class A

In Thousands

        Initial      Reinvested
      Investment    Distributions

        9363           9404
 3/94   8877           8962
        8934           9062
        9010           9182
 6/94   8887           9098
        9058           9316
        8991           9290
 9/94   8763           9097
        8544           8912
        8267           8666
12/94   8506           8957
        8734           9239
        8944           9502
 3/95   8991           9596
        8953           9597
        9239           9946
 6/95   9068           9803
        9058           9835
        9163           9991
 9/95   9172          10044

Total Value: $10,044

A $10,000 investment in Keystone New York Insured Tax Free Fund Class A made on February 4, 1994, with all distributions reinvested was worth $10,044 on September 30, 1995. Past performance is no guarantee of future results.
-----------------------------------------------------------------------------

Tax-Equivalent Yields
                               Federal Tax Bracket(10)
-----------------------------------------------------------
                            31%          36%        39.6%
(combined city,
  state & federal)       (39.32%)     (43.21%)     (46.88%)
-----------------------------------------------------------
Yield                         Taxable Equivalent Yield
-----------------------------------------------------------
4.5%                       7.4%         7.9%         8.5%
5.0%                       8.2%         8.8%         9.4%
5.5%                       9.1%         9.7%        10.4%
 -----------------------------------------------------------

The yields shown are for illustrative purposes only. They are not intended to represent actual performance of the Fund.

-------------
(10) The table is based on federal tax brackets. The 31% bracket includes single filers earning $53,501-115,000 and joint filers earning $89,151-140,000; the 36% bracket includes single filers earning $115,001-250,000 and joint filers earning $140,001-250,000; the 39.6%
     bracket includes single and joint filers earning over $250,000. Yields are hypothetical and do not represent the returns of any particular investment.

Six-Month Performance                                 as of September 30, 1995
 -----------------------------------------------------------------------------
                                 Class A       Class B       Class C
Total returns*                    4.67%         4.28%         4.39%
Net asset value 3/31/95          $9.44         $9.38         $9.37
                9/30/95          $9.63         $9.55         $9.55
Dividends                        $0.25         $0.23         $0.23
Capital gains                    None          None          None

*Before deduction of front-end or contingent deferred sales charge (CDSC).

Historical Record                                     as of September 30, 1995
 -----------------------------------------------------------------------------
Cumulative total returns        Class A       Class B       Class C
1-year w/o sales charge          10.41%         9.66%         9.62%
1-year                            5.17%         5.66%         9.62%
Life of Class                     0.44%         0.46%         4.18%

Average Annual Returns
1-year w/o sales charge          10.41%         9.66%         9.62%
1-year                            5.17%         5.66%         9.62%
Life of Class                     0.26%         0.28%         2.49%

   Class A, Class B, and Class C shares were introduced on February 4, 1994.

   Class A share performance is reported at the current maximum front-end sales charge of 4.75%.

   Class B shares purchased after June 1, 1995 are subject to a contingent deferred sales charge (CDSC) that declines from 5% to 1% over six years from the month purchased. Performance assumes that shares were redeemed after the end of a one-year holding period and reflects the deduction of a 4% CDSC.

   Class C share performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

   The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

   You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

PAGE 8
------------------------------------------------------------------
Keystone Pennsylvania Tax Free Fund

Your Fund's Performance

Your Fund's objective is to earn generous income, exempt from federal, state, and city income tax, while preserving capital.(11) In addition, your Fund seeks to ensure that its shares are exempt from Pennsylvania's personal property tax. It is managed by Daniel A. Rabasco, vice president in Keystone's municipal bond department.

Performance

Class A shares returned 4.76% for the six-month period and 8.80% for the twelve-month period.

Class B shares returned 4.31% for the six-month period and 7.95% for the twelve-month period.

Class C shares returned 4.40% for the six-month period and 7.99% for the twelve-month period.

Portfolio Strategy

Your Fund's portfolio was well positioned to take advantage of the declining interest rate environment during the six-month period. We continued to use a "barbell" strategy, with a heavy weighting in AAA- rated bonds for price appreciation potential and in BBB-rated issues (the lowest investment grade category) for yield. We also invested in some industrial revenue bonds for attractive income. Your Fund's average maturity was 20.6 years on September 30, 1995, basically unchanged from 20.8 years on March 31, 1995. As of September 30, 1995, your Fund's average quality was AA+, the second highest bond rating.

Economic Environment

Pennsylvania's well diversified economy includes strong financial, medical and technology sectors as well as its historical agricultural base. Stronger than expected

 -----------------------------------------------------------------------------
[Typeset representation of pie chart]

Portfolio Quality Summary
as of September 30, 1995
S&P Rating(12)

AAA  (52%)  Not Rated (6%)  BBB (26%)  A (6%)  AA (10%)

Average portfolio quality: AA+
(as a percentage of portfolio assets)
-----------------------------------------------------------------------------

business taxes in fiscal year 1994 resulted in a $540 million general fund surplus. Between $54 million and $111 million of the surplus will be transferred to the budget stabilization fund, a positive indicator of longer-term fiscal strength. Pennsylvania's unemployment rate of 5.5% as of July, 1995 is roughly the same as the national rate.

Outlook
We expect Pennsylvania's conservative and consistent fiscal policies to continue to be favorable to municipal bond investors. Even though job growth has slowed recently, the new diversified Pennsylvania economy should track the nation. Additionally, Pittsburgh and Philadelphia, which account for about half of the Commonwealth's population may also experience a boost from strength in the high technology and financial services sectors.

 -----------------------------------------------------------------------------
(11) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).
(12) Where Standard & Poor's ratings were not available, we have used ratings from Moody's Investor Service, Inc., Fitch Investors' Service, Inc., or ratings assigned by another nationally recognized statistical rating organization.

PAGE 9
------------------------------------------------------------------
Keystone Pennsylvania Tax Free Fund

-----------------------------------------------------------------------------
[Typeset representation of mountain chart]

Growth of an investment in
Keystone Pennsylvania Tax Free Fund
Class A

In Thousands

          Initial       Reinvested
        Investment     Distributions
12/90     9715            9723
 9/91    10096           10652
 9/92    10525           11849
 9/93    11430           13646
 9/94    10296           13078
 9/95    10601           14230

Total Value: $14,230

A $10,000 investment in Keystone Pennsylvania tax Free Fund Class A made on December 27, 1990 with all distributions reinvested was worth $14,230 on September 30, 1995. Past performance is no guarantee of future results.
-----------------------------------------------------------------------------

Tax-Equivalent Yields
                        Federal Tax Bracket(13)
 -------------------------------------------------
                      31%        36%       39.6%
(combined state
     & federal)    (32.93%)   (37.79%)    (41.29%)
---------------      -----      -----      -------
Yield                  Taxable Equivalent Yield
4.5%                 6.7%       7.2%        7.7%
5.0%                 7.5%       8.0%        8.5%
5.5%                 8.2%       8.8%        9.4%
 -------------------------------------------------

The yields shown are for illustrative purposes only. They are not intended to represent actual performance of the Fund.

-------------
(13) The table is based on federal tax brackets. The 31% bracket includes single filers earning $53,501-115,000 and joint filers earning $89,151-140,000; the 36% bracket includes single filers earning $115,001-250,000 and joint filers earning $140,001-250,000; the 39.6%
     bracket includes single and joint filers earning over $250,000. Yields are hypothetical and do not represent the returns of any particular investment.

Six-Month Performance                                 as of September 30, 1995
 -----------------------------------------------------------------------------
                                 Class A       Class B       Class C
Total returns*                     4.76%         4.31%         4.40%
Net asset value 3/31/95          $10.91        $10.81        $10.83
                9/30/95          $11.13        $11.00        $11.03
Dividends                        $ 0.29        $ 0.27        $ 0.27
Capital gains                    None          None          None

*Before deduction of front-end or contingent deferred sales charge (CDSC).

Historical Record                                     as of September 30, 1995
 -----------------------------------------------------------------------------
Cumulative total returns        Class A       Class B       Class C
1-year w/o sales charge           8.80%         7.95%         7.99%
1-year                            3.63%         3.87%         7.99%
3-year                           14.38%           --            --
Life of Class                    42.30%        10.66%        13.67%

Average Annual Returns
1-year w/o sales charge           8.80%         7.95%         7.99%
1-year                            3.63%         3.87%         7.99%
3-year                            4.58%           --            --
Life of Class                     7.69%         3.87%         4.92%

Class A shares were introduced on December 27, 1990. Performance is reported at the current maximum front-end sales charge of 4.75%.

   Class B shares were introduced on February 1, 1993. Shares purchased after June 1, 1995 are subject to a contingent deferred sales charge (CDSC) that declines from 5% to 1% over six years from the month purchased. Performance assumes that shares were redeemed after the end of a one-year holding period and reflects the deduction of a 4% CDSC.

   Class C shares were introduced on February 1, 1993. Performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

   The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

   You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

PAGE 10
------------------------------------------------------------------
Keystone Texas Tax Free Fund

Your Fund's Performance

Your Fund's objective is to earn generous income, exempt from federal income tax, while preserving capital.(14) Your Fund seeks to achieve its objective by investing primarily in Texas municipal securities. It is managed by Daniel
A. Rabasco, vice president in Keystone's municipal bond department.

Performance

Class A shares returned 5.44% for the six-month period and 9.58% for the twelve-month period.

Class B shares returned 5.05% for the six-month period and 8.82% for the twelve-month period.

Class C shares returned 5.16% for the six-month period and 9.12% for the twelve-month period.

Portfolio Strategy

Your Fund's portfolio was well positioned to take advantage of the declining interest rate environment during the six-month period. We maintained our emphasis on high quality, higher coupon bonds and favored bonds with call protection. We also invested in some industrial revenue bonds for attractive income. Your Fund's average maturity was 17.6 years on September 30, 1995, down slightly from 18.1 years on March 31, 1995. As of September 30, 1995, your Fund's average quality was AA, the second highest bond rating.

Economic Environment

Texas continues to experience strong employment growth. Between August 1994 and August 1995 the Lone Star state added almost 250,000 jobs and employment increased 3.2%. Texas recently passed

 -----------------------------------------------------------------------------
[Typeset representation of pie chart]

Portfolio Quality Summary
as of September 30, 1995
S&P rating(15)

AAA (41%)  BBB (3%)  A (26%)  AA (30%)

Average portfolio quality: AA
(as a percentage of portfolio assets)
 -----------------------------------------------------------------------------

New York as the second most populous state in the nation. Continued improvement in the economy has produced strong revenue growth in the face of rising expenditures. Texas finished fiscal year 1995 with a general fund surplus of approximately $2.1 billion, and has ended each of the past seven years with significant surpluses.

Outlook

We believe Texas should continue to enjoy strong employment growth. Its plan to save on Medicaid costs through use of managed care is currently awaiting federal waiver, and its program for education reform was finally upheld by the State Supreme Court. We believe the state's large, growing and increasingly diversified economy and its prudent and innovative fiscal management should help it maintain its record of strong fiscal performance.

-------------
(14) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).
(15) Where Standard & Poor's ratings were not available, we have used ratings from Moody's Investor Service, Inc., Fitch Investors' Service, Inc., or ratings assigned by another nationally recognized statistical rating organization.

PAGE 11
------------------------------------------------------------------
Keystone Texas Tax Free Fund

-----------------------------------------------------------------------------
[Typeset representation of mountain chart]

Growth of an investment in
Keystone Texas Tax Free Fund Class A

In Thousands

       Initial      Reinvested
     Investment    Distributions
3/92    9553            9603
9/92    9906           10263
9/93   10601           11631
9/94    9563           11160
9/95    9925           12229

Total Value: $12,229

A $10,000 investment in Keystone Texas Tax Free Fund Class A made on March 1, 1992 with all distributions reinvested was worth $12,229 on September 30, 1995. Past performance is no guarantee of future results.
-----------------------------------------------------------------------------

Tax-Equivalent Yields
              Federal Tax Bracket(16)
-------------------------------------
             31%      36%       39.6%
-------------------------------------
Yield         Taxable Equivalent Yield
-------------------------------------
4.5%         6.5%     7.0%      7.5%
5.0%         7.2%     7.8%      8.3%
5.5%         8.0%     8.6%      9.1%
-------------------------------------

The yields shown are for illustrative purposes only. They are not intended to represent actual performance of the Fund.

-------------
(16) The table is based on federal tax brackets. The 31% bracket includes single filers earning $53,501-115,000 and joint filers earning $89,151-140,000; the 36% bracket includes single filers earning $115,001-250,000 and joint filers earning $140,001-250,000; the 39.6%
     bracket includes single and joint filers earning over $250,000. Yields are hypothetical and do not represent the returns of any particular investment.

Six-Month Performance                                 as of September 30, 1995
-----------------------------------------------------------------------------
                                 Class A       Class B       Class C
Total returns*                     5.44%         5.05%         5.16%
Net asset value 3/31/95          $10.15        $10.05        $10.03
                9/30/95          $10.42        $10.30        $10.29
Dividends                        $ 0.28        $ 0.25        $ 0.25
Capital gains                    None          None          None

*Before deduction of front-end or contingent deferred sales charge (CDSC).

Historical Record                                     as of September 30, 1995
-----------------------------------------------------------------------------
Cumulative total returns        Class A       Class B       Class C
1-year w/o sales charge           9.58%         8.82%         9.12%
1-year                            4.38%         4.82%         9.12%
3-year                           13.50%           --            --
Life of Class                    22.29%         9.96%        12.58%

Average Annual Returns
1-year w/o sales charge           9.58%         8.82%         9.12%
1-year                            4.38%         4.82%         9.12%
3-year                            4.31%           --            --
Life of Class                     5.78%         3.63%         4.54%

Class A shares were introduced on March 2, 1992. Performance is reported at the current maximum front-end sales charge of 4.75%.

   Class B shares were introduced on February 1, 1993. Shares purchased after June 1, 1995 are subject to a contingent deferred sales charge (CDSC) that declines from 5% to 1% over six years from the month purchased. Performance assumes that shares were redeemed after the end of a one-year holding period and reflects the deduction of a 4% CDSC.

   Class C shares were introduced on February 1, 1993. Performance reflects the return you would have received after holding shares for one year or more and redeeming after the end of that period.

   The investment return and principal value will fluctuate so that your shares, when redeemed, may be worth more or less than the original cost. Performance for each class will differ.

   You may exchange your shares for another Keystone fund by phone or in writing for a $10 fee. The exchange fee is waived for individual investors who make an exchange using Keystone's Automated Response Line (KARL). The Fund reserves the right to change or terminate the exchange offer.

PAGE 12
------------------------------------------------------------------
Keystone State Tax Free Fund

                              A Discussion With
                            Your Fund's Management
           Keystone State Tax Free Funds are managed by Keystone's
             municipal bond team, headed by senior vice president
           Betsy Blacher. The team is comprised of five investment
        professionals who are dedicated to researching, analyzing and evaluating municipal bonds for each fund. We asked them
           several questions about the market's recent performance.
                           Their responses follow.

Q  What do Keystone State Tax Free Funds offer investors?

A The Funds are designed for tax-sensitive investors. The Funds offer professional management and diversification from a portfolio of quality municipal bonds. We manage each state fund with careful attention to credit quality and financial stability. Each portfolio seeks consistent, attractive income that is exempt from federal income and state (and city) taxes as applicable.(17) In states that tax intangible assets or personal property (Florida and Pennsylvania), we also seek tax-exempt status.

Q How did economic conditions affect the municipal bond market over the past six months?

A 1995 has been a much improved environment for municipal bonds. Lower interest rates contributed to a nice rebound for municipal bond prices, in sharp contrast to 1994. Combined with low inflation, real after-tax yields for municipal bond investors were quite attractive.

Q  How did the Funds perform?

A All five Keystone funds posted positive total returns for the six months which ended September 30, 1995. Shares prices rose during the period and paralleled the performance of the municipal bond market. The Funds continued to provide shareholders with attractive tax-free income. Considering all the talk about a flat tax in Congress, we were pleased with the Funds' performance.

Q  What effect would a flat tax have on municipal bond investments?

A Enactment of a flat tax would eliminate the tax advantage of municipal bonds because the income they pay would no longer be tax-exempt. As a result, states and local governments would lose an important source of inexpensive financing.

Q  Do you believe a flat tax will be enacted?

A No, we believe the enactment of a flat tax is highly unlikely. But, discussions in Washington held back performance that would otherwise have been even stronger for municipal bonds. We would not be surprised to see some minor changes to the tax code, but we see significant hurdles to implementation of a flat tax. On the national level, any decrease in tax revenues would make it even more difficult to balance the federal budget. On the local level, many state governments are already strained to pay for a greater portion of federally mandated services, such as Medicaid. Eliminating states' ability to issue tax-free bonds would make this problem even worse. Because of this, we think passage of a flat tax is highly unlikely.

Q  What were the key components of your investment strategy?

A Based on the yield curve (see chart), we concentrated on bonds with 20-year maturities because they provided yields close to those of 30-year bonds but with less risk. We continued to focus on high quality bonds with higher coupons to maximize tax-free income.We continued our emphasis on "non-callable" bonds--bonds which cannot be called back by their issures and repaid early--to increase the potential for price appreciation. We also invested selectively in industrial development bonds to take advantage of their higher yields.

-------------
(17) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

PAGE 13
------------------------------------------------------------------
Keystone State Tax Free Fund

[typeset representation of line chart]
     Municipals   Treasuries
 1      3.85         5.57
 2      4.1          5.78
 5      4.3          5.88
10      4.8          6.08
20      5.7          6.16 -- Best Value
30      5.9          6.43    Limited additional yield beyond 20 years,
                             but more risk.

Because the difference in yield between 20-year and 30-year bonds was small, we emphasized 20 year bonds.

Source: Goldman Sachs
--------------------------------------------------------------------

Q  What types of bonds do you favor in today's environment?

A We are extremely selective about fund holdings and generally prefer bonds rated A or better. We continue to emphasize high quality essential services and general obligation bonds--bonds that we believe should do well in a slow growth economy. We maintain core positions of relatively high coupon bonds to generate strong income streams, and invest in a small percentage of lower quality bonds for their high yields or price appreciation potential. We always evaluate how a potential holding will fit with the existing composition of each portfolio, and strive to build portfolios that are diversified across credit sectors and maturities.

Q  What is your outlook for the municipal bond market?

A We are cautiously positive on the market. The trend in rates is down, inflation is low, the dollar is stronger against foreign currencies and the economy seems to have adjusted to slower growth. While we will continue to monitor Washington's discussions on a flat tax, we believe these are all positive factors for municipal bond performance over the long term. We are also watching other economic indicators performance over the long-term direction of the economy which could have an impact on interest rates and bond prices.

Q  Is this a good time for investors to buy tax free funds?

A Yes, we believe it is. Municipal bond funds remain one of the few sources of tax-free income for investors, and with inflation so low, real after-tax returns are very attractive. Of course there is always risk associated with investing, but our emphasis on high quality municipal bonds helps improve the stability of the Funds' portfolios. We think the portfolios of Keystone State Tax Free Fund will continue to offer investors a diversified, professionally managed opportunity for income that is exempt from federal and state (and city) taxes as applicable.(18)

                                    [diamond]

         This column is intended to answer questions about your Fund.
       If you have a question you would like answered, please write to:
                          Keystone Investments, Inc.
                  Attn: Manager, Shareholder Communications
                       200 Berkeley Street, 22nd Floor,
                      Boston, Massachusetts 02116-5034.

--------------------------
(18) For investors in certain tax situations, a portion of income may be subject to the federal alternative minimum tax (AMT).

PAGE 14
------------------------------------------------------------------
Keystone State Tax Free Fund

   MUTUAL FUND--A company which combines the investment money of many people whose financial goals are similar, and invests that money in a variety of securities. A mutual fund allows the smaller investor the benefits of diversification, professional management and constant supervision usually available only to large investors.

   PORTFOLIO MANAGER--An investment professional who is responsible for managing a portfolio's assets prudently and making appropriate investment decisions, such as which securities to buy, hold and sell, based on the investment objectives of the portfolio.

   STOCK--Equity or ownership interest in a corporation, which represents a claim on the corporation's assets and earnings.

   BOND--Security issued by a government or corporation to those from whom it has borrowed money. A bond usually promises to pay interest income to the bondholder at regular intervals and to repay the entire amount borrowed at maturity date.

   CONVERTIBLE SECURITY--A corporate security (usually preferred stock or bonds) that is exchangeable for a set number of another security type (usually common stocks) at a pre-stated price.

   MONEY MARKET FUND--A mutual fund whose assets are invested in a diversified portfolio of short- term securities, including commercial paper, bankers' acceptances, certificates of deposit and other short-term instruments. The fund pays income which can fluctuate daily. Liquidity and safety of principal are primary objectives.

   NET ASSET VALUE (NAV) PER SHARE--The value of one share of a mutual fund. The NAV per share is determined by subtracting a fund's total liabilities from its total assets, and dividing that amount by the number of fund shares outstanding.

   DIVIDEND--A per share distribution of the income earned from the fund's portfolio holdings. When a dividend distribution is made, the fund's net asset value drops by the amount of the distribution because the distribution is no longer considered part of the fund's assets.

   CAPITAL GAIN--The profit from the sale of securities, less any losses. Capital gains are paid to fund shareholders on a per share basis. When a capital gain distribution is made, the fund's net asset value drops by the amount of the distribution because the distribution is no longer considered part of the fund's assets.

   YIELD--The annualized rate of income as measured against the current net asset value of fund shares.

   TOTAL RETURN--The change in value of a fund investment over a specified period of time, taking into account the change in a fund's market price and the reinvestment of all fund distributions.

   SHORT-TERM--An investment with a maturity of one year or less.

   LONG-TERM--An investment with a maturity of greater than one year.

   AVERAGE MATURITY--The average number of days until the notes, drafts, acceptances, bonds or other debt instruments in a portfolio become due and payable.

   OFFERING PRICE--The offering price of a share of a mutual fund is the price at which the share is sold to the public.

PAGE 15
------------------------------------------------------------------
Keystone Florida Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)

                                                                 Coupon    Maturity    Principal        Market
                                                                  Rate       Date        Amount         Value
-------------------------------------------------------------     -----    ---------    ---------   -------------
MUNICIPAL BONDS (97.6%)
  Bay County, Florida, Hospital Systems Revenue Refunding, Bay
    Medical Center Project                                         8.000%   10/01/2019   $2,500,000     $2,716,950
  Brevard County, Florida, Health Facilities Authority Revenue
    Refunding, Wuesthoff Memorial Hospital (MBIA)                  7.200    04/01/2013    3,000,000      3,350,130
  Broward County, Florida, Collateralized Home Mortgage            7.125    03/01/2017      195,000        203,434
  Broward County, Florida, Resource Recovery, South Project        7.950    12/01/2008    2,210,000      2,450,691
  Broward County, Florida, Unlimited Refunding Bonds               5.000    01/01/2010    3,000,000      2,820,000
  Broward County, Florida, Water & Sewer Utility Revenue
    (AMBAC)                                                        5.000    10/01/2018    1,600,000      1,432,704
  Charlotte County, Florida, Utility Revenue (FGIC)                6.750    10/01/2013    1,000,000      1,101,370
  City of Miami, Florida, Health Facilities Authority,
    Mercy Hospital (AMBAC)                                         6.750    08/01/2020      350,000        395,332
  City of Tarpon Springs Health Facilities Authority, Florida,
    Hospital Refunding, Helen Ellis Hospital                       7.625    05/01/2021    1,000,000      1,037,840
  City of Tarpon Springs Health Facilities Authority, Florida,
    Hospital Refunding, Tarpon Springs Hospital Foundation,
    Inc.                                                           8.750    05/01/2012      500,000        531,170
  Commonwealth of Puerto Rico, Highway Authority, Series Q         7.750    07/01/2010      125,000        145,059
  Dade County, Florida, Aviation Revenue, Series C                 5.750    10/01/2025    2,000,000       2,157,430
  Dade County, Florida, Educational Facilities Authority
    Revenue (St. Thomas University)                                6.000    01/01/2010    2,000,000      2,009,980
  Dade County, Florida, Housing Finance Agency, Single Family
    Mortgage                                                       7.000    03/01/2024      185,000        191,430
  Dade County, Florida, School District, General Obligation        7.375    07/01/2008       40,000         44,888
  Duval County, Florida, Single Family Mortgage Refunding
    (FGIC)                                                         7.300    07/01/2011       90,000         95,296
  Escambia County, Florida, Pollution Control, Champion
    International Corp. Project                                    6.900    08/01/2022    2,400,000      2,501,640
  Florida Housing Finance Agency, Home Ownership Mortgage          7.500    09/01/2014      185,000        196,821
  Florida Housing Finance Agency, Home Ownership Mortgage          8.000    12/01/2020      785,000        834,942
  Florida State Board of Education Capital Outlay Refunding,
    Public Education, Series D                                     5.000    06/01/2015    1,000,000        901,050
  Florida State Department of Transportation, Turnpike Revenue
    Bonds (FGIC)                                                   5.000    07/01/2019    2,890,000      2,562,621
  Florida State Department of Transportation, Turnpike Revenue
    Bonds, Series 1991A (AMBAC)                                    7.125    07/01/2018      125,000        143,365
  Florida State Transportation, Jacksonville Transportation                                              1,120,000
    Authority                                                      9.000    01/01/2000    1,000,000
  Gainesville, Florida, Utilities System Revenue, Series B         7.500    10/01/2008    3,435,000      4,173,147
  Gainesville, Florida, Utilities System Revenue, Series B         7.500    10/01/2009    3,695,000      4,506,533
  Hollywood, Florida, Water and Sewer System Revenue (FGIC)        6.875    10/01/2021      535,000        609,274
  Indian River County, Florida, Water and Sewer Systems Revenue
    (FGIC)                                                         6.500    05/01/2016      400,000        445,284

See Notes to Schedule of Investments.   (Continued on next page)


PAGE 16
------------------------------------------------------------------
Keystone State Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)
                                                                 Coupon     Maturity    Principal       Market
                                                                   Rate       Date        Amount         Value
-----------------------------------------------------------------------------------------------------------------
Municipal Bonds (continued)
  Industrial Development Board of Mobile, Alabama, Solid Waste
    Revenue, S95, Mobile Energy Services Co. Project               6.950%   01/01/2020   $  500,000     $  511,615
  Jacksonville, Florida, Health Facilities Authority, St.
    Luke's Hospital Association                                    7.125    11/15/2020    3,000,000      3,227,040
  Jacksonville, Florida, Hospital Authority, Baptist Medical
    Center Project, Series A (MBIA)                                7.300    06/01/2019      350,000        379,722
  Lee County, Florida, School Board, Certificates of
    Participation, Series A (FSA)                                  7.750    08/01/2005    1,500,000      1,729,770
  Lee County, Florida, Transportation Facilities Revenue
    (AMBAC)                                                        8.250    10/01/2017       45,000         46,125
  Massachusetts State Health and Educational Facilities
    Authority, Dana Farber Cancer Project, Series G-1              6.250    12/01/2022    2,500,000      2,474,100
  Miami, Florida, Health Facilities Authority, Health
    Facilities Revenue, Mercy Hospital, Series A (AMBAC)           5.125    08/15/2020    1,700,000      1,518,814
  Miami, Florida, Special Obligation Revenue (FGIC)                6.000    02/01/2001    1,000,000      1,005,820
  Miramar, Florida, Wastewater Improvement Assessment Revenue
    (FGIC)                                                         6.750    10/01/2016    1,000,000      1,097,350
  New York State Housing Finance Agency, Service Contract                                                3,490,760
    Obligation Revenue, Series D                                   5.375    03/15/2023    4,000,000
  New York State Urban Development Corp., Correctional
    Facilities, Series A                                           6.500    10/01/2009    1,900,000      1,998,762
  North Springs Improvement District, Florida, Water and Sewer
    Revenue, Series B (MBIA)                                       6.500    12/01/2016    1,335,000      1,442,975
  Okaloosa County, Florida, Gas District, Refunding and
    Improvement (MBIA)                                             6.850    10/01/2014    1,000,000      1,118,190
  Orange County, Florida, Health Facilities Authority, Hospital
    Revenue, Adventist Health (AMBAC)                              5.250    11/15/2020    1,000,000        911,620
  Orange County, Florida, Housing Finance Authority, GNMA
    Collateralized Mortgage, Series B (AMT)                        8.100    11/01/2021    2,380,000      2,496,311
  Orlando, Florida, Utilities Commission, Water and Electric       6.000    10/01/2010    3,850,000      4,087,930
  Orlando-Orange County, Florida, Expressway Authority (FGIC)      8.250    07/01/2015       40,000         51,775
  Palm Beach County, Florida, General Obligation                   6.500    07/01/2010    1,880,000      2,077,381
  Palm Beach County, Florida, Solid Waste Authority Revenue,
    Series 1984                                                    8.750    07/01/2010       45,000         49,125
  Palm Beach County, Florida, Solid Waste Industrial
    Development, Okeelanta Power Project (AMT)                     6.700    02/15/2015    5,000,000      4,870,550
  Palm Beach County, Florida, Solid Waste Industrial
    Development, Okeelanta Power Project (AMT)                     6.850    02/15/2021    3,000,000      2,949,570
  Palm Beach County, Florida, Solid Waste Industrial
    Development, Osceda Power Project (AMT)                        6.850    01/01/2014    3,500,000      3,465,560
  Pittsylvania County, Virginia, Industrial Development
    Authority Revenue, Series A                                    7.550    01/01/2019    3,100,000      3,227,813
  Puerto Rico Electric Power Authority                             6.000    07/01/2010      500,000        503,765

See Notes to Schedule of Investments.


PAGE 17
------------------------------------------------------------------
Keystone State Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)
                                                                 Coupon     Maturity    Principal       Market
                                                                   Rate       Date        Amount         Value
-----------------------------------------------------------------------------------------------------------------
Municipal Bonds (continued)
  Puerto Rico Electric Power Authority                             7.000%   07/01/2011   $  200,000    $    228,130
  Puerto Rico Industrial, Tourist, Educational, Medical,
    Environmental Control Facilities Finance Authority,
    Polytechnic University of Puerto Rico Project                  5.500    08/01/2024    1,000,000         866,820
  Reedy Creek, Florida, Improvement District, Florida Utilities
    Revenue Refunding Series 1 (MBIA)                              5.000    10/01/2019    5,500,000       4,900,390
  Robbins, Illinois, Resource Recovery Bonds, Partners A           9.250    10/15/2014    1,000,000       1,072,570
  Tallahassee, Florida, Health Facilities, Tallahassee Memorial
    Regional Medical Project (MBIA)                                6.625    12/01/2013    2,000,000       2,203,740
  Tampa, Florida, Capital Improvement Program Revenue, Series B    8.375    10/01/2018    1,250,000       1,339,712
  Tampa, Florida, Subordinate Guaranteed Entitlement Revenue
    Series B (ETM)                                                 8.500    10/01/2018       45,000          50,212
  Tampa, Florida, Water and Sewer Authority Revenue (FGIC)         5.000    10/01/2014    2,000,000       1,810,120
  Tomball, Texas, Hospital Authority Revenue, Series 1993          6.125    07/01/2023    6,500,000       5,790,850
  University of Puerto Rico, University Revenues, Series M
    (MBIA)                                                         5.250    06/01/2025    2,000,000       1,831,920
  West Melbourne, Florida, Water and Sewer Revenue (FGIC)          6.750    10/01/2014    1,000,000       1,107,150
-----------------------------------------------------------------------------------------------------------------
TOTAL MUNICIPAL BONDS (Cost--$99,817,396)                                                               104,612,438
-----------------------------------------------------------------------------------------------------------------
TEMPORARY TAX-EXEMPT INVESTMENTS (0.7%)
Dade County, Florida, Water and Sewer System Revenue Bond
  Series 1994 (Cost $740,000)(a)                                    4.350    10/05/2022      740,000        740,000
-----------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS (Cost--$100,557,396)                                                                  105,352,438
OTHER ASSETS AND LIABILITIES--NET (1.7%)                                                                  1,750,076
-----------------------------------------------------------------------------------------------------------------
NET ASSETS (100.0%)                                                                                    $107,102,514
-----------------------------------------------------------------------------------------------------------------


Notes to Schedule of Investments:

(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.

LEGEND OF PORTFOLIO ABBREVIATIONS:

AMBAC--AMBAC Indemnity Corp.
AMT--Subject to Alternative Minimum Tax
ETM--Escrowed to Maturity
FGIC--Federal Guaranty Insurance Co.
FSA--Financial Security Assistance
MBIA--Municipal Bond Investors Assurance Corp.
See Notes to Financial Statements.

PAGE 18
------------------------------------------------------------------
Keystone Florida Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                               December 27, 1990
                                   Six Months                                                  (Commencement of
                                     Ended                   Year Ended March 31,               Operations) to
                               September 30, 1995     1995      1994      1993      1992        March 31, 1991
=================================================================================================================
                                   (Unaudited)
Net asset value beginning
  of period                          $10.33          $10.29    $10.94    $10.43    $10.17           $10.00
---------------------------    -----------------     ------    ------    ------    ------           ------
Income from investment
  operations:
Net investment income                  0.28            0.56      0.58      0.61      0.72             0.18
Net gain (loss) on
  investments and
  closed futures contracts             0.25            0.07     (0.44)     0.64      0.30             0.17
---------------------------     -----------------      ----      ----      ----      ----     -------------------
Total from investment
  operations                           0.53            0.63      0.14      1.25      1.02             0.35
---------------------------     -----------------      ----      ----      ----      ----     -------------------
Less distributions from:
Net investment income                 (0.28)          (0.56)    (0.58)    (0.61)    (0.72)           (0.18)
In excess of net investment
  income                                  0           (0.03)    (0.05)    (0.03)        0                0
Net realized gain on
  investments                             0               0     (0.16)    (0.10)    (0.04)               0
---------------------------     -----------------      ----      ----      ----      ----     -------------------
Total distributions                   (0.28)          (0.59)    (0.79)    (0.74)    (0.76)           (0.18)
---------------------------     -----------------      ----      ----      ----      ----     -------------------
Net asset value end of
  period                             $10.58          $10.33    $10.29    $10.94    $10.43           $10.17
===========================     =================      ====      ====      ====      ====     ===================
Total return(c)                        5.21%           6.42%     1.01%    12.32%    10.34%            3.52%
Ratios/supplemental data
Ratios to average net
  assets:
 Total expenses(b)                     0.75%(a)        0.75%     0.75%     0.68%     0.65%            0.65%(a)
 Net investment income                 5.48%(a)        5.60%     5.16%     5.60%     6.82%            6.33%(a)
Portfolio turnover rate                  32%           129%      113%       95%       63%                5%
---------------------------     -----------------      ----      ----      ----      ----     -------------------
Net assets end of period
  (thousands)                        $40,323        $42,239   $45,150   $42,997   $29,258            $6,922
=================================================================================================================

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 0.91%, 0.95%, 1.00%, 1.13%, 1.21% and 2.06% (annualized) for the six months ended September 30, 1995, the fiscal years ended March 31, 1995, 1994, 1993, 1992 and the period December 28, 1990 (Commencement of Operations) to March 31, 1991, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 19
------------------------------------------------------------------
Keystone Florida Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                               February 1, 1993
                                                   Six Months                                  (Date of Initial
                                                     Ended           Year Ended March 31,    Public Offering) to
                                               September 30, 1995      1995        1994         March 31, 1993
 ================================================================================================================
                                                   (Unaudited)
Net asset value beginning of period                  $10.24           $10.27      $10.94            $10.81
 ------------------------------------------     -----------------      ------      ------      ------------------
Income from investment operations:
Net investment income                                  0.25             0.53        0.52              0.08
Net gain (loss) on investments and closed
  futures contracts                                    0.25             0.02       (0.47)             0.14
 ------------------------------------------     -----------------      ------      ------      ------------------
Total from investment operations                       0.50             0.55        0.05              0.22
 ------------------------------------------     -----------------      ------      ------      ------------------
Less distributions from:
Net investment income                                 (0.26)           (0.49)      (0.48)            (0.08)
In excess of net investment income                        0            (0.09)      (0.08)            (0.01)
Net realized gain on investments                          0                0       (0.16)                0
 ------------------------------------------     -----------------      ------      ------      ------------------
Total distributions                                   (0.26)           (0.58)      (0.72)            (0.09)
 ------------------------------------------     -----------------      ------      ------      ------------------
Net asset value end of period                        $10.48           $10.24      $10.27            $10.94
 ==========================================     =================      ======      ======      ==================
Total return(c)                                        4.93%            5.61%       0.19%             2.06%
Ratios/supplemental data
Ratios to average net assets:
 Total expenses(b)                                     1.44%(a)         1.50%       1.50%             1.50%(a)
 Net investment income                                 4.78%(a)         4.81%       4.21%             4.00%(a)
Portfolio turnover rate                                  32%             129%        113%               95%
 ------------------------------------------     -----------------      ------      ------      ------------------
Net assets end of period (thousands)                 $54,483          $51,083     $19,984           $1,704
 ================================================================================================================

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 1.67%, 1.74% and 1.73% (annualized) for the six months ended September 30, 1995, the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 20
------------------------------------------------------------------
Keystone Florida Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                             February 1, 1993
                                               Six Months                                    (Date of Initial
                                                  Ended          Year Ended March 31,      Public Offering) to
                                           September 30, 1995      1995        1994           March 31, 1993
 ================================================================================================================
                                                (Unaudited)
Net asset value beginning of period              $10.26           $10.28      $10.93              $10.81
---------------------------------------     -----------------       ------      ------     ----------------------
Income from investment operations:
Net investment income                              0.24             0.47        0.51                0.07
Net gain (loss) on investments and
  closed contracts                                 0.25             0.08       (0.45)               0.14
---------------------------------------     -----------------       ------      ------     ----------------------
Total from investment operations                   0.49             0.55        0.06                0.21
---------------------------------------     -----------------       ------      ------     ----------------------
Less distributions from:
Net investment income                             (0.26)           (0.49)      (0.49)              (0.07)
In excess of net investment income                    0            (0.08)      (0.06)              (0.02)
Net realized gain on investments                      0                0       (0.16)                  0
---------------------------------------     -----------------       ------      ------     ----------------------
Total distributions                               (0.26)           (0.57)      (0.71)              (0.09)
---------------------------------------     -----------------       ------      ------     ----------------------
Net asset value end of period                    $10.49           $10.26      $10.28              $10.93
=======================================     =================       ======      ======     ======================
Total return(c)                                    4.82%            5.61%       0.27%               1.95%
Ratios/supplemental data
Ratios to average net assets:
 Total expenses(b)                                 1.44%(a)         1.50%       1.50%               1.50%(a)
 Net investment income                             4.79%(a)         4.86%       4.26%               2.95%(a)
Portfolio turnover rate                               32%             129%       113%                 95%
---------------------------------------     -----------------       ------      ------     ----------------------
Net assets end of period (thousands)              $12,296          $12,831    $13,096              $1,987
 ================================================================================================================

(a) Annualized.
(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 1.67%, 1.74%, 1.84% and 1.63% (annualized) for the six months ended September 30, 1995, the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.
(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 21
------------------------------------------------------------------
Keystone Florida Tax Free Fund

STATEMENT OF ASSETS AND LIABILITIES
September 30, 1995
(Unaudited)

----------------------------------------------------------------------------------
Assets (Notes 1 and 4):
Investments at market value (identified cost-- $100,557,396)         $105,352,438
Cash                                                                        4,548
Receivable for:
 Fund shares sold                                                          57,895
 Interest                                                               2,302,290
Due from Investment Adviser                                                43,452
Unamortized organization expenses                                           1,211
Prepaid expenses                                                            1,908
----------------------------------------------------------------      -----------
 Total assets                                                         107,763,742
----------------------------------------------------------------      -----------
Liabilities (Notes 2, 4 and 5):
Payable for:
 Fund shares redeemed                                                     191,947
 Income distributions                                                     451,977
Commissions payable to Principal Underwriter                                1,545
Accrued expenses                                                           15,759
----------------------------------------------------------------      -----------
 Total liabilities                                                        661,228
----------------------------------------------------------------      -----------
Net assets                                                           $107,102,514
----------------------------------------------------------------      -----------
Net assets represented by (Note 1):
Paid-in capital                                                      $107,478,884
Accumulated distributions in excess of net investment income             (507,603)
Accumulated net realized gains (losses) on  investments                (4,663,809)
Net unrealized appreciation (depreciation) on investments               4,795,042
----------------------------------------------------------------      -----------
 Total net assets                                                    $107,102,514
----------------------------------------------------------------      -----------
Net Asset Value (Note 2):
Class A Shares
 Net asset value of $40,323,393/3,811,917 shares  outstanding              $10.58
 Offering price per share ($10.58/0.9525) (based  on a sales
  charge of 4.75% of the offering price  September 30, 1995)               $11.11
Class B Shares
 Net asset value of $54,482,960/5,201,144 shares  outstanding              $10.48
Class C Shares
 Net asset value of $12,296,161/1,171,722  shares outstanding              $10.49
----------------------------------------------------------------      -----------



STATEMENT OF OPERATIONS
Six Months Ended September 30, 1995
(Unaudited)

-------------------------------------------------------------------------
Investment Income (Note 1):
 Interest                                                    $3,316,857
Expenses (Notes 1, 2 and 4):
 Management fee                              $  277,231
 Transfer agent fees                             59,925
 Custodian fees                                  29,186
 Accounting                                       9,273
 Auditing                                         5,378
 Legal                                            2,406
 Printing                                         6,378
 Registration fees                               10,931
 Amortization of organization expenses            2,484
 Distribution Plan expenses                     324,162
 Miscellaneous expenses                           5,909
---------------------------------------      ----------     -------------
  Total expenses                                733,263
 Less: Reimbursement from Investment
  Adviser                                      (107,462)
---------------------------------------      ----------     -------------
 Net expenses                                                    625,801
---------------------------------------      ----------     -------------
 Net investment income (Note 1)                                2,691,056
---------------------------------------      ----------     -------------
 Net realized and unrealized gain
   (loss) on investments and closed
   futures contracts (Notes 1 and 3):
 Net realized gain (loss) on:
  Investments                                   824,990
  Closed futures contracts                      (95,129)
---------------------------------------      ----------     -------------
 Net realized gain (loss) on investments
  and closed futures contracts                                  729,861
---------------------------------------      ----------     -------------
 Net change in unrealized appreciation
  (depreciation) on investments:
  Beginning of period                         2,984,404
  End of period                               4,795,042
---------------------------------------      ----------     -------------
 Net change in unrealized appreciation
  (depreciation) on investments                               1,810,638
---------------------------------------      ----------     -------------
Net gain (loss) on investments and
   futures contracts                                          2,540,499
---------------------------------------      ----------     -------------
Net increase (decrease) in net assets
   resulting from operations                                 $5,231,555
---------------------------------------      ----------     -------------

See Notes to Financial Statements.

PAGE 22
------------------------------------------------------------------
Keystone Florida Tax Free Fund

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                 Six Months
                                                                                   Ended          Year Ended
                                                                               September 30,       March 31,
                                                                                    1995             1995
--------------------------------------------------------------------------     ---------------   -------------
Operations (Notes 1 and 3):                                                     (Unaudited)
 Net investment income                                                          $  2,691,056     $  5,108,143
 Net realized gain (loss) on investments and closed futures contracs                 729,861       (4,751,748)
 Net change in unrealized appreciation (depreciation)                              1,810,638        5,556,382
--------------------------------------------------------------------------      -------------      -----------
  Net increase (decrease) in net assets resulting from operations                  5,231,555        5,912,777
--------------------------------------------------------------------------      -------------      -----------
Distributions to shareholders from (Notes 1 and 5):
 Net Investment income:
  Class A Shares                                                                  (1,114,219)      (2,468,849)
  Class B Shares                                                                  (1,329,657)      (1,881,744)
  Class C Shares                                                                    (309,688)        (757,551)
 In excess of net investment income:
  Class A Shares                                                                           0         (119,609)
  Class B Shares                                                                           0         (331,735)
  Class C Shares                                                                           0         (127,027)
--------------------------------------------------------------------------      -------------      -----------
   Total distributions to shareholders                                            (2,753,564)      (5,686,515)
--------------------------------------------------------------------------      -------------      -----------
Capital share transactions (Note 2):
 Proceeds from shares sold--Class A Shares                                         1,356,094        6,022,911
 Proceeds from shares sold--Class B Shares                                         4,840,248       35,365,150
 Proceeds from shares sold--Class C Shares                                           552,020        6,570,695
 Payment for shares redeemed--Class A Shares                                      (4,574,035)      (9,676,164)
 Payment for shares redeemed--Class B Shares                                      (3,155,089)      (5,409,666)
 Payment for shares redeemed--Class C Shares                                      (1,510,632)      (7,105,015)
 Net asset value of shares issued in reinvestment of distributions from:
  Net investment income and in excess of net investment income--Class A
   Shares                                                                            292,300          712,811
  Net investment income and in excess of net investment income--Class B
   Shares                                                                            523,442          829,201
  Net investment income and in excess of net investment income--Class C
   Shares                                                                            147,969          385,988
--------------------------------------------------------------------------      -------------      -----------
  Net increase (decrease) in net assets resulting from capital share
   transactions                                                                   (1,527,683)      27,695,911
--------------------------------------------------------------------------      -------------      -----------
 Total increase (decrease) in net assets                                             950,308       27,922,173
Net assets:
 Beginning of period                                                             106,152,206       78,230,033
--------------------------------------------------------------------------      -------------      -----------
 End of period [Including accumulated distributions in excess of net investment income as follows: September 1995--($507,603) and March
  1995--($445,095)] (Note 1)                                                    $107,102,514     $106,152,206
--------------------------------------------------------------------------      -------------      -----------

See Notes to Financial Statements.

PAGE 23
------------------------------------------------------------------
Keystone Massachusetts Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)

                                                                 Coupon     Maturity   Principal      Market
                                                                   Rate       Date       Amount        Value
--------------------------------------------------------------     -----    ---------    --------   -----------
MUNICIPAL BONDS (96.4%)
  Boston, Massachusetts, Metropolitan District, General
    Obligation                                                      5.900%  12/01/2009  $  500,000    $  523,303
  Chelsea, Massachusetts, School Project Loan Act 1948 (AMBAC)      6.000   06/15/2014     400,000       403,360
  Massachusetts Bay Transportation Authority, General
    Transportation, Series B                                        5.500   03/01/2011     100,000        95,016
  Massachusetts Bay Transportation Authority, General
    Transportation, Series A                                        7.000   03/01/2011     750,000       863,108
  Massachusetts Bay Transportation Authority, General
    Transportation, Series A                                        6.250   03/01/2012     400,000       426,196
  Massachusetts Bay Transportation Authority, Series B              6.200   03/01/2016     625,000       660,025
  Massachusetts Educational Financing Loan Authority (AMBAC)        6.000   01/01/2012     300,000       297,066
  Massachusetts Municipal Wholesale Electric, Power Supply
    Systems, Series B                                               6.750   07/01/2008     460,000       500,227
  Massachusetts State Health and Educational Facilities
    Authority, Dana Farber Cancer Project, Series G-1               5.500   12/01/2027     750,000       655,575
  Massachusetts State Health and Educational Facilities
    Authority, Boston College, Series K                             5.250   06/01/2018     100,000        93,093
  Massachusetts State Health and Educational Facilities
    Authority, Massachusetts Institute of Technology, Series H      5.000   07/01/2023     340,000       308,785
  Massachusetts State Health and Educational Facilities
    Authority, McLean Hospital, Series C (FGIC)                     6.500   07/01/2010     300,000       320,031
  Massachusetts State Health and Educational Facilities
    Authority, New England Deaconess Hospital                       6.875   04/01/2022     550,000       561,198
  Massachusetts State Health and Educational Facilities
    Authority, Smith College, Series D                              5.750   07/01/2016     350,000       346,157
  Massachusetts State Health and Educational Facilities
    Authority, Wellesley College                                    5.375   07/01/2019     600,000       562,116
  Massachusetts State Housing Finance Agency, Series A (AMBAC)      6.600   07/01/2014     300,000       308,046
  Massachusetts State Industrial Finance Agency, Harvard
    Community Health Plan, Inc., Series B                           8.125   10/01/2017     165,000       178,131
  Massachusetts State Industrial Finance Agency, Milton Academy,
    Series B (MBIA)                                                 5.250   09/01/2013     500,000       469,930
  Massachusetts State Industrial Finance Agency, Solid Waste
    Disposal, Molten Metal Technology Project                       8.250   08/01/2014     250,000       261,553
  Massachusetts State Port Authority, Series B                      5.000   07/01/2013     400,000       355,348
  Massachusetts State Industrial Finance Agency, Solid Waste
    Disposal, Senior Lien, Massachusetts Recycling Associates       9.000   08/01/2016   1,000,000     1,016,530
  Massachusetts State Water Pollution, Series 2                     6.125   02/01/2008     610,000       653,536
  Massachusetts State Water Pollution, Series A                     6.375   02/01/2015     300,000       310,824
  Massachusetts State Water Resources Authority, General
    Refunding, Series B                                             5.000   03/01/2022     200,000       172,440
  Massachusetts State Water Resources Authority, Series C           6.000   12/01/2011     770,000       800,469

See Notes to Schedule of Investments.   (Continued on next page)


PAGE 24
 ------------------------------------------------------------------
Keystone Massachusetts Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995

----------------------------------------------------------------------------------------------------------------
Municipal Bonds (continued)
 University of Massachusetts, Building Authority, Series A
  (MBIA)                                                          5.500%  05/01/2015    $250,000    $   241,790
--------------------------------------------------------------      ---      -------      ------      ---------
TOTAL MUNICIPAL BONDS (Cost--$11,031,487)                                                            11,383,853
--------------------------------------------------------------      ---      -------      ------      ---------
TEMPORARY TAX-EXEMPT INVESTMENTS (2.6%)
 Massachusetts State Health and Educational Facilities
  Authority, (Capital Assets Program), Series D (MBIA)
  (Cost--$305,000) (a)                                            4.200   01/01/2035     305,000        305,000
--------------------------------------------------------------      ---      -------      ------      ---------
TOTAL INVESTMENTS (Cost--$11,336,487)                                                                11,688,853
OTHER ASSETS AND LIABILITIES--NET (1.0%)                                                                117,121
--------------------------------------------------------------      ---      -------      ------      ---------
NET ASSETS (100.0%)                                                                                 $11,805,974
--------------------------------------------------------------      ---      -------      ------      ---------

NOTES TO SCHEDULE OF INVESTMENTS:

(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.

LEGEND OF PORTFOLIO ABBREVIATIONS:

AMBAC--AMBAC Indemnity Corp.
FGIC--Federal Guaranty Insurance Co.
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

PAGE 25
-----------------------------------------------------------------------------

Keystone Massachusetts Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                         February 4, 1994
                                                       Six Months         Year Ended       (Commencement
                                                          Ended           March 31,      of Operations) to
                                                   September 30, 1995        1995         March 31, 1994
===============================================     ==================    ===========    ==================
                                                         (Unaudited)
Net asset value beginning of period                      $ 9.19             $ 9.17            $10.00
-----------------------------------------------     -----------------       ---------     -----------------
Income from investment operations:
Net investment income                                      0.24               0.53              0.08
Net gain (loss) on investments and closed
  futures contracts                                        0.14               0.02             (0.82)
-----------------------------------------------     -----------------       ---------     -----------------
Total from investment operations                           0.38               0.55             (0.74)
-----------------------------------------------     -----------------       ---------     -----------------
Less distributions from:
Net investment income                                     (0.25)             (0.53)            (0.08)
In excess of net investment income                            0                  0             (0.01)
-----------------------------------------------     -----------------       ---------     -----------------
Total distributions                                       (0.25)             (0.53)            (0.09)
-----------------------------------------------     -----------------       ---------     -----------------
Net asset value end of period                            $ 9.32             $ 9.19            $ 9.17
===============================================     =================       =========     =================
Total return(c)                                            4.20%              6.23%            (7.40%)
Ratios/supplemental data
Ratios to average net assets:
 Total expenses(b)                                         0.73%(a)           0.46%             0.35%(a)
 Net investment income                                     5.49%(a)           5.90%             5.07%(a)
Portfolio turnover rate                                      41%                77%                7%
-----------------------------------------------     -----------------       ---------     -----------------
Net assets end of period (thousands)                     $2,412             $1,974            $1,472
===============================================     =================       =========     =================

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 1.70%, 1.93%, and 3.22% (annualized) for the six months ended September 30, 1995, the fiscal year ended March 31, 1995, and the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 26
-----------------------------------------------------------------------------

Keystone Massachusetts Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                         February 4, 1994
                                                       Six Months         Year Ended       (Commencement
                                                          Ended           March 31,      of Operations) to
                                                   September 30, 1995        1995         March 31, 1994
===============================================     ==================    ===========    ==================
                                                         (Unaudited)
Net asset value beginning of period                      $ 9.15             $ 9.19            $10.00
-----------------------------------------------     -----------------       ---------     -----------------
Income from investment operations:
Net investment income--net                                 0.22               0.48              0.08
Net gain (loss) on investments and closed
  futures contracts                                        0.13              (0.01)            (0.80)
-----------------------------------------------     -----------------       ---------     -----------------
Total from investment operations                           0.35               0.47             (0.72)
-----------------------------------------------     -----------------       ---------     -----------------
Less distributions from:
Net investment income                                     (0.23)             (0.47)            (0.07)
In excess of net investment income                            0              (0.04)            (0.02)
-----------------------------------------------     -----------------       ---------     -----------------
Total distributions                                       (0.23)             (0.51)            (0.09)
-----------------------------------------------     -----------------       ---------     -----------------
Net asset value end of period                            $ 9.27             $ 9.15            $ 9.19
===============================================     =================       =========     =================
Total return(c)                                            3.91%              5.41%            (7.20%)
Ratios/supplemental data
Ratios to average net assets:
 Total expenses(b)                                         1.48%(a)           1.24%             1.10%(a)
 Net investment income                                     4.73%(a)           5.15%             3.23%(a)
Portfolio turnover rate                                      41%                77%                7%
-----------------------------------------------     -----------------       ---------     -----------------
Net assets end of period (thousands)                     $7,343             $6,169            $1,817
===============================================     =================       =========     =================

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 2.49%, 2.68%, and 4.60% (annualized) for the six months ended September 30, 1995, the fiscal year ended March 31, 1995, and the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 27
-----------------------------------------------------------------------------

Keystone Massachusetts Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                         February 4, 1994
                                                       Six Months         Year Ended       (Commencement
                                                          Ended           March 31,      of Operations) to
                                                   September 30, 1995        1995         March 31, 1994
===============================================     ==================    ===========    ==================
                                                         (Unaudited)
Net asset value beginning of period                      $ 9.14             $ 9.19            $10.00
-----------------------------------------------     -----------------       ---------     -----------------
Income from investment operations:
Net investment income--net                                 0.22               0.48              0.08
Net gain (loss) on investments and closed
  futures contracts                                        0.13              (0.02)            (0.80)
-----------------------------------------------     -----------------       ---------     -----------------
Total from investment operations                           0.35               0.46             (0.72)
-----------------------------------------------     -----------------       ---------     -----------------
Less distributions from:
Net investment income                                     (0.23)             (0.47)            (0.07)
In excess of net investment income                            0              (0.04)            (0.02)
-----------------------------------------------     -----------------       ---------     -----------------
Total distributions                                       (0.23)             (0.51)            (0.09)
-----------------------------------------------     -----------------       ---------     -----------------
Net asset value end of period                            $ 9.26             $ 9.14            $ 9.19
===============================================     =================       =========     =================
Total return (c)                                           3.91%              5.20%            (7.21%)
Ratios/supplemental data
Ratios to average net assets:
 Total expenses (b)                                        1.48%(a)           1.23%             1.10%(a)
 Net investment income                                     4.73%(a)           5.11%             4.28%(a)
Portfolio turnover rate                                      41%                77%                7%
-----------------------------------------------     -----------------       ---------     -----------------
Net assets end of period (thousands)                     $2,051             $1,971            $  369
===============================================     =================       =========     =================

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 2.51%, 2.68%, and 4.91% (annualized) for the six months ended September 30, 1995, the fiscal year ended March 31, 1995, and the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 28
-----------------------------------------------------------------------------

Keystone Massachusetts Tax Free FundS

STATEMENT OF ASSETS AND LIABILITIES
September 30, 1995
(Unaudited)

Assets (Notes 1 and 4):
 Investments at market value (identified cost--
  $11,336,487)                                       $11,688,853
 Cash                                                        515
 Interest receivable                                     167,531
 Due from Investment Adviser                              16,456
 Unamortized organization expenses                         7,898
 Prepaid expenses                                            115
-------------------------------------------------      ----------
  Total assets                                        11,881,368
-------------------------------------------------      ----------
Liabilities (Notes 2, 4 and 5):
 Income distribution payable                              49,484
 Commissions payable to Principal Underwriter                101
 Accrued reimbursable expenses                             1,110
 Other accured expenses                                   24,699
-------------------------------------------------      ----------
  Total liabilities                                       75,394
-------------------------------------------------      ----------
Net assets                                           $11,805,974
-------------------------------------------------      ----------
Net assets represented by (Note 1):
 Paid-in capital                                     $11,826,254
 Undistributed net investment income                       5,892
 Accumulated net realized gains (losses) on
  investments                                           (378,538)
 Net unrealized appreciation (depreciation) on
  investments                                            352,366
-------------------------------------------------      ----------
  Total net assets                                   $11,805,974
-------------------------------------------------      ----------
Net Asset Value (Note 2):
 Class A Shares
  Net asset value of $2,412,180/258,762 shares
   outstanding                                              $9.32
  Offering price per share ($9.32/0.9525) (based
   on a sales charge of 4.75% of the offering
   price September 30, 1995)                                $9.78
 Class B Shares
  Net asset value of $7,342,545/792,330 shares
   outstanding                                              $9.27
 Class C Shares
  Net asset value of $2,051,249/221,525 shares
   outstanding                                              $9.26
-------------------------------------------------      ----------

STATEMENT OF OPERATIONS
Year Ended September 30, 1995
(Unaudited)

Investment Income (Note 1):
 Interest                                         $338,395
 Expenses (Notes 1, 2 and 4):
 Management fee                       $ 29,992
 Transfer agent fees                     9,401
 Custodian fees                         12,502
 Accounting                              9,874
 Auditing                                5,092
 Legal                                   2,700
 Printing                               10,847
 Registration fees                       4,698
 Amortization of organization
   expenses                              1,147
 Distribution Plan expenses             40,048
 Miscellaneous expenses                    654
-----------------------------------      -----      -------
  Total expenses                       126,955
 Less: Reimbursement from
   Investment Adviser                  (54,933)
-----------------------------------      -----      -------
 Net expenses                                       72,022
-----------------------------------      -----      -------
 Net investment income (Note 1)                    266,373
-----------------------------------      -----      -------
Net realized and unrealized gain
   (loss) on investments and closed
   futures contracts (Notes 1 and 3):
Net realized gain (loss) on:
 Investments                            27,836
 Closed futures contracts              (37,945)
-----------------------------------      -----      -------
Net realized gain (loss) on
  investments and closed futures
  contracts                                        (10,109)
-----------------------------------      -----      -------
Net change in unrealized
  appreciation (depreciation) on
  investments:
  Beginning of period                  181,078
  End of period                        352,366
-----------------------------------      -----      -------

Net change in unrealized
  appreciation (depreciation) on
  investments                                      171,288
-----------------------------------      -----      -------
Net gain (loss) on investments and
   futures contracts                               161,179
-----------------------------------      -----      -------
Net increase (decrease) in net
  assets  resulting from operations               $427,552
-----------------------------------      -----      -------

See Notes to Financial Statements.

PAGE 29
-----------------------------------------------------------------------------

Keystone Massachusetts Tax Free Fund

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                 Six Months
                                                                                   Ended          Year Ended
                                                                               September 30,       March 31,
                                                                                    1995             1995
--------------------------------------------------------------------------     ---------------   -------------
                                                                                (Unaudited)
Operations (Notes 1 and 3):
 Net investment income                                                          $   266,373       $   421,104
 Net realized gain (loss) on investments and closed futures contracts               (10,109)         (350,345)
 Net change in unrealized appreciation (depreciation)                               171,288           415,075
--------------------------------------------------------------------------      -------------      -----------
  Net increase (decrease) in net assets resulting from operations                   427,552           485,834
--------------------------------------------------------------------------      -------------      -----------
Distributions to shareholders from (Notes 1 and 5):
 Net investment income:
  Class A Shares                                                                    (62,077)         (103,346)
  Class B Shares                                                                   (167,692)         (230,929)
  Class C Shares                                                                    (51,006)          (85,245)
 In excess of net investment income:
  Class B Shares                                                                          0           (20,118)
  Class C Shares                                                                          0            (6,857)
--------------------------------------------------------------------------      -------------      -----------
   Total distributions to shareholders                                             (280,775)         (446,495)
--------------------------------------------------------------------------      -------------      -----------
Capital share transactions (Note 2):
 Proceeds from shares sold--Class A Shares                                          442,675         1,279,775
 Proceeds from shares sold--Class B Shares                                        1,226,668         4,802,858
 Proceeds from shares sold--Class C Shares                                           83,303         1,731,526
 Payment for shares redeemed--Class A Shares                                        (67,244)         (846,310)
 Payment for shares redeemed--Class B Shares                                       (244,048)         (609,227)
 Payment for shares redeemed--Class C Shares                                        (57,661)         (182,930)
 Net asset value of shares issued in reinvestment of distributions from:
  Net investment income and in excess of net investment income--Class A
   Shares                                                                            36,378            60,782
  Net investment income and in excess of net investment income--Class B
   Shares                                                                            96,769           125,304
  Net investment income and in excess of net investment income--Class C
   Shares                                                                            28,497            55,445
--------------------------------------------------------------------------      -------------      -----------
  Net increase (decrease) in net assets resulting from capital share
   transactions                                                                   1,545,337         6,417,223
--------------------------------------------------------------------------      -------------      -----------
  Total increase (decrease) in net assets                                         1,692,114         6,456,562
Net assets:
 Beginning of period                                                             10,113,860         3,657,298
--------------------------------------------------------------------------      -------------      -----------
 End of period (Including undistributed net investment income as follows:
  September 1995--$5,892 and March 1995--$20,294) (Note 1)                      $11,805,974       $10,113,860
--------------------------------------------------------------------------      -------------      -----------

See Notes to Financial Statements.

PAGE 30
----------------------------------------------------------------------------

Keystone New York Insured Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)

                                                               Coupon    Maturity    Principal       Market
                                                                Rate       Rate        Amount        Value
-----------------------------------------------------------     -----    ---------    ---------   ------------
MUNICIPAL BONDS (94.9%)
  Broome County, New York, Public Safety Facility (MBIA)       5.250%  04/01/2015   $1,000,000     $  924,037
  Buffalo, New York, Series E                                  6.500   12/01/2022      465,000        495,383
  Buffalo, New York, Municipal Water Finance Authority,        5.000   07/01/2025      500,000        436,585
  Erie County, New York, Water Authority, Fourth Resolution
   (AMBAC) (effective yield 6.824%) (b)                        0.000   12/01/2017      770,000        157,196
  Metropolitan Transportation Authority, New York, Commuter
   Facilities, Series A (MBIA)                                 6.125   07/01/2014    1,400,000      1,432,970
  Nassau County, New York,                                     5.875   08/01/2015      250,000        250,925
  Nassau County, New York, Combined Sewer District,
   Series B                                                    6.000   05/01/2014      695,000        713,696
  New Rochelle, New York, General Obligation, Series B         6.150   08/15/2017      600,000        627,528
  New York City, New York, General Obligation, Series A
   (FGIC)                                                      5.750   08/01/2010       90,000         91,323
  New York City, New York, Municipal Water Finance
   Authority, Water and Sewer System Series A (FGIC)           7.000   06/15/2015    1,400,000      1,535,058
  New York, New York City, Educational Construction Fund,
   Senior Subordinate, Series B                                5.500   10/01/2011      200,000        197,612
  New York Resources Recovery Agency, Series B                 7.250   07/01/2011      100,000        115,704
  New York State Dormitory Authority, City University
   Systems (FGIC)                                              7.000   07/01/2009    1,200,000      1,385,256
  New York State Dormitory Authority, City University, 3rd
   General Resources, Series 2 (MBIA)                          6.250   07/01/2019      450,000        458,177
  New York State Dormitory Authority, Fordham University
   (FGIC)                                                      5.750   07/01/2015      500,000        491,215
  New York State Dormitory Authority, Mount Sinai Medical
   School, Series A (MBIA)                                     5.000   07/01/2021      125,000        108,989
  New York State Dormitory Authority, State University
   Educational Facilities, Series A (FSA)                      5.250   05/15/2015      600,000        553,578
  New York State Dormitory Authority, State University
   Educational Facilities (AMBAC)                              5.875   05/15/2011      250,000        257,505
  New York State Dormitory Authority, University of
   Rochester Strong Memorial (MBIA)                            5.500   07/01/2021      400,000        375,892
  New York State Energy, New York State Electric & Gas         5.700   12/01/2028      250,000        236,523
  New York State Housing Finance Agency, Multi-family
   Mortgage, Series B (AMBAC)                                  6.250   08/15/2014      875,000        881,659
  New York State Medical Care Facilities Finance Agency,
   Mental Health Services Facilities                           6.375   08/15/2014    1,000,000      1,032,300
  New York State Medical Care Facilities Finance Agency,
   Mental Health Services Facilities                           6.375   11/15/2019      250,000        253,468
  New York State Medical Care Facilities Finance Agency,
   Mental Health Services Facilities, Series A (FGIC)          5.500   08/15/2021      165,000        155,247
  New York State Medical Care Facilities Finance Agency, St
   Mary's Hospital, Series A (AMBAC)                           6.200   11/01/2014      200,000        205,932
  New York State Power Authority, Series CC (MBIA)             5.250   01/01/2018      500,000        462,265

  See Notes to Schedule of Investments.

PAGE 31
-----------------------------------------------------------------------------

Keystone New York Insured Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)

                                                               Coupon    Maturity    Principal       Market
                                                                Rate       Rate        Amount        Value
-----------------------------------------------------------     -----    ---------    ---------   ------------
MUNICIPAL BONDS (continued)
  New York State Urban Development Corp., Correctional
   Capital Facilities, Series A                                6.500%  01/01/2009   $  600,000    $   631,188
  New York State Urban Development, Correctional
   Facilities, Series A (AMBAC)                                5.000   01/01/2017      500,000        439,730
  Niagara Falls, New York, Public Improvement (MBIA)           7.500   03/01/2014      400,000        489,260
  Niagara Falls, New York, Public Improvement (MBIA)           7.500   03/01/2016      750,000        922,193
  Niagara Falls, New York, Public Improvement (MBIA)           7.500   03/01/2017      750,000        921,285
  Niagara, New York, Frontier Transportation Authority,
   Greater Buffalo International Airport (AMBAC)               6.125   04/01/2014      100,000        101,537
  New York and New Jersey, Port Authority                      6.125   06/01/2014      500,000        504,400
  Puerto Rico, Electric Power Authority                        6.500   07/01/2006      400,000        449,424
  Rochester, New York, General Obligation, Series A (AMBAC)    5.000   08/15/2018      140,000        129,392
  Suffolk County, New York, Industrial Development Agency,
   Southwest Sewer Systems (FGIC)                              6.000   02/01/2008    1,000,000      1,063,900
  Triborough Bridge and Tunnel Authority, New York, General
   Purpose, Series X                                           6.625   01/01/2012      555,000        610,017
  Westchester County, New York, Industrial Development
   Resource Recovery, Series A (AMBAC)                         5.750   07/01/2009      100,000        103,224
-----------------------------------------------------------     -----    ---------    ---------   ------------
TOTAL MUNICIPAL BONDS (Cost--$19,280,832)                                                          20,201,573
-----------------------------------------------------------     -----    ---------    ---------   ------------
TEMPORARY TAX-EXEMPT INVESTMENTS (5.4%)
  New York City, New York, Sub Series A-5 (a)                  4.600   08/01/2015      900,000        900,000
  New York City, New York, Municipal Water Finance
   Authority, Series C (FGIC) (a)                              4.600   06/15/2023      150,000        150,000
  New York City, New York, Municipal Water Finance
   Authority, Series G (FGIC) (a)                              4.400   08/15/2001      100,000        100,000
-----------------------------------------------------------     -----    ---------    ---------   ------------
TOTAL TEMPORARY TAX-EXEMPT INVESTMENTS (Cost--$1,150,000)                                           1,150,000
-----------------------------------------------------------     -----    ---------    ---------   ------------
TOTAL INVESTMENTS (Cost--$20,430,832)                                                              21,351,573
OTHER ASSETS AND LIABILITIES--NET (-0.3%)                                                             (55,282)
-----------------------------------------------------------     -----    ---------    ---------   ------------
NET ASSETS (100.0%)                                                                               $21,296,291
-----------------------------------------------------------     -----    ---------    ---------   ------------

NOTES TO SCHEDULE OF INVESTMENTS:
(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features.
(b) Effective yield (calculated at the date of purchase) is the yield at which the bond accretes on an accrual basis until maturity.

LEGEND OF PORTFOLIO ABBREVIATIONS:

AMBAC--AMBAC Indemnity Corp.
FGIC--Federal Guaranty Insurance Co.
FSA--Financial Security Assistance
MBIA--Municipal Bond Investors Assurance Corp.

PAGE 32
-----------------------------------------------------------------------------

Keystone New York Insured Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                                                         February 4, 1994
                                                       Six Months         Year Ended     (Commencement of
                                                          Ended           March 31,       Operations) to
                                                   September 30, 1995        1995         March 31, 1994
===============================================     ==================    ===========    ==================
                                                       (Unaudited)
Net asset value beginning of period                      $ 9.44             $ 9.32            $10.00
-----------------------------------------------     -----------------       ---------     -----------------
Income from investment operations:
Net investment income                                      0.24               0.52              0.09
Net gain (loss) on investments and closed
  futures contracts                                        0.20               0.12             (0.68)
-----------------------------------------------     -----------------       ---------     -----------------
Total from investment operations                           0.44               0.64             (0.59)
-----------------------------------------------     -----------------       ---------     -----------------
Less distributions from:
Net investment income                                     (0.25)             (0.52)            (0.08)
In excess of net investment income                            0                  0             (0.01)
-----------------------------------------------     -----------------       ---------     -----------------
Total distributions                                       (0.25)             (0.52)            (0.09)
-----------------------------------------------     -----------------       ---------     -----------------
Net asset value end of period                            $ 9.63             $ 9.44            $ 9.32
===============================================     =================       =========     =================
Total return(c)                                            4.67%              7.08%            (5.91%)
Ratios/supplemental data
Ratios to average net assets:
 Total expenses(b)                                         0.73%(a)           0.50%             0.35%(a)
 Net investment income                                     5.09%(a)           5.48%             3.85%(a)
Portfolio turnover rate                                       9%                77%               14%
-----------------------------------------------     -----------------       ---------     -----------------
Net assets end of period (thousands)                     $3,724             $3,323            $  680
===============================================     =================       =========     =================

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 1.30%, 1.59% and 4.44% (annualized) for the six months ended September 30, 1995, the fiscal year ended March 31, 1995 and the period from February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 33
-----------------------------------------------------------------------------

Keystone New York Insured Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                         February 4, 1994
                                                       Six Months         Year Ended     (Commencement of
                                                          Ended           March 31,       Operations) to
                                                   September 30, 1995        1995         March 31, 1994
===============================================     ==================    ===========    ==================
                                                       (Unaudited)
Net asset value beginning of period                      $  9.38           $  9.32            $10.00
-----------------------------------------------     -----------------       ---------     -----------------
Income from investment operations:
Net investment income                                       0.21              0.47              0.08
Net gain (loss) on investments and closed
  futures contracts                                         0.19              0.09             (0.67)
-----------------------------------------------     -----------------       ---------     -----------------
Total from investment operations                            0.40              0.56             (0.59)
-----------------------------------------------     -----------------       ---------     -----------------
Less distributions from:
Net investment income                                      (0.23)            (0.45)            (0.06)
In excess of net investment income                             0             (0.05)            (0.03)
-----------------------------------------------     -----------------       ---------     -----------------
Total distributions                                        (0.23)            (0.50)            (0.09)
-----------------------------------------------     -----------------       ---------     -----------------
Net asset value end of period                            $  9.55           $  9.38            $ 9.32
===============================================     =================       =========     =================
Total return(c)                                             4.28%             6.28%            (5.91%)
Ratios/supplemental data
Ratios to average net assets:
 Total expenses(b)                                          1.48%(a)          1.25%             1.10%(a)
 Net investment income                                      4.33%(a)          4.78%             3.01%(a)
Portfolio turnover rate                                        9%               77%               14%
-----------------------------------------------     -----------------       ---------     -----------------
Net assets end of period (thousands)                     $15,613           $11,907            $2,276
===============================================     =================       =========     =================

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 2.05%, 2.35% and 5.60% (annualized) for the six months ended September 30, 1995, the fiscal year ended March 31, 1995 and the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 34
-----------------------------------------------------------------------------

Keystone New York Insured Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                         February 4, 1994
                                                       Six Months         Year Ended     (Commencement of
                                                          Ended           March 31,       Operations) to
                                                   September 30, 1995        1995         March 31, 1994
===============================================     ==================    ===========    ==================
                                                       (Unaudited)
Net asset value beginning of period                      $ 9.37             $ 9.31            $10.00
-----------------------------------------------     -----------------       ---------     -----------------
Income from investment operations:
Net investment income                                      0.21               0.48              0.07
Net gain (loss) on investments and closed
  futures contracts                                        0.20               0.07             (0.67)
-----------------------------------------------     -----------------       ---------     -----------------
Total from investment operations                           0.41               0.55             (0.60)
-----------------------------------------------     -----------------       ---------     -----------------
Less distributions from:
Net investment income                                     (0.23)             (0.46)            (0.07)
In excess of net investment income                            0              (0.03)            (0.02)
-----------------------------------------------     -----------------       ---------     -----------------
Total distributions                                       (0.23)             (0.49)            (0.09)
-----------------------------------------------     -----------------       ---------     -----------------
Net asset value end of period                            $ 9.55             $ 9.37            $ 9.31
===============================================     =================       =========     =================
Total return(c)                                            4.39%              6.18%            (6.02%)
Ratios/supplemental data
Ratios to average net assets:
 Total expenses(b)                                         1.48%(a)           1.26%             1.10%(a)
 Net investment income                                     4.37%(a)           4.88%             3.71%(a)
Portfolio turnover rate                                       9%                77%               14%
-----------------------------------------------     -----------------       ---------     -----------------
Net assets end of period (thousands)                     $1,959             $2,890            $  255
===============================================     =================       =========     =================

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 2.06%, 2.32% and 5.13% (annualized) for the six months ended September 30, 1995, the fiscal year ended March 31, 1995 and the period February 4, 1994 (Commencement of Operations) to March 31, 1994, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 35
-----------------------------------------------------------------------------

Keystone New York Insured Tax Free Fund

STATEMENT OF ASSETS AND LIABILITIES
September 30, 1995
(Unaudited)

 Assets (Notes 1 and 4):
  Investments at market value (identified cost--
   $20,430,832)                                     $21,351,573
  Cash                                                    2,072
  Receivable for:
   Fund shares sold                                      69,118
   Interest                                             401,806
  Due from Investment Adviser                            17,419
  Unamortized organization expenses                       2,082
  Prepaid expenses                                          201
------------------------------------------------    ------------
   Total assets                                      21,844,271
------------------------------------------------    ------------
Liabilities (Notes 2, 4, and 5):
  Payable for:
   Investments purchased                                448,431
   Income distributions                                  83,292
   Commissions payable to Principal Underwriter           1,179
  Accrued reimbursable expenses                           1,000
  Other accrued expenses                                 14,078
------------------------------------------------    ------------
   Total liabilities                                    547,980
------------------------------------------------    ------------
Net assets                                          $21,296,291
------------------------------------------------    ------------
Net assets represented by (Note 1):
  Paid-in capital                                   $20,744,587
  Accumulated disributions in excess of net
   investment income                                    (12,274)
  Accumulated net realized gains (losses) on
   investments                                         (356,763)
  Net unrealized appreciation (depreciation) on
   investments                                          920,741
------------------------------------------------    ------------
   Total net assets                                 $21,296,291
------------------------------------------------    ------------
Net asset value per share (Note 2):
  Class A Shares
   Net asset value of $3,724,348/386,654 shares
    outstanding                                           $ 9.63
   Offering price per share ($9.63/0.9525)(based
   on  a sales charge of 4.75% of the offering
   price  September 30, 1995)                             $10.11
  Class B Shares
   Net asset value of $15,613,272/1,634,736
   shares  outstanding                                    $ 9.55
  Class C Shares
   Net asset value of $1,958,671/205,115 shares
    outstanding                                           $ 9.55
------------------------------------------------    ------------

STATEMENT OF OPERATIONS
Six Months Ended September 30, 1995
(Unaudited)

 Investment Income (Note 1):
  Interest                                           $584,348
Expenses (Notes 1, 2 and 4):
  Management fee                         $ 55,234
  Transfer agent fees                      14,666
  Custodian fees                           14,591
  Accounting                                9,563
  Auditing                                  5,004
  Legal                                     2,754
  Printing                                 10,035
  Registration fees                         2,405
  Amortization of organization
   expenses                                   308
  Distribution Plan expenses               76,781
  Miscellaneous expenses                      784
--------------------------------------     -------   ---------
    Total expenses                        192,125
  Less: Reimbursement from Investment
   Adviser                                (57,281)
--------------------------------------     -------   ---------
    Net expenses                                      134,844
--------------------------------------     -------   ---------
  Investment income--net (Note 1)                     449,504
--------------------------------------     -------   ---------
Net realized and unrealized gain
 (loss) on investments and closed
 futures contracts (Notes 1 and 3):
Net realized gain (loss) on:
  Investments                              68,781
  Closed futures contracts                (21,260)
--------------------------------------     -------   ---------

Net realized gain (loss) on
  investments and closed futures
  contracts                                            47,521
--------------------------------------     -------   ---------
  Net change in unrealized
   appreciation (depreciation) on
   investments:
   Beginning of period                    557,402
   End of period                          920,741
--------------------------------------     -------   ---------
  Net change in unrealized
   appreciation (depreciation) on
   investments                                        363,339
--------------------------------------     -------   ---------
Net gain (loss) on investments and
   closed futures contracts                           410,860
--------------------------------------     -------   ---------
Net increase (decrease) in net assets
   resulting from operations                         $860,364
--------------------------------------     -------   ---------

See Notes to Financial Statements.

PAGE 36
-----------------------------------------------------------------------------

Keystone New York Insured Tax Free Fund

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                     Six Months
                                                                                       Ended          Year Ended
                                                                                   September 30,       March 31,
                                                                                        1995             1995
------------------------------------------------------------------------------     ---------------   -------------
Operations:                                                                         (Unaudited)
 Net investment income                                                              $   449,504       $   570,628
 Net realized gain (loss) on investments and closed futures contracts                    47,521          (393,232)
 Net change in unrealized appreciation (depreciation)                                   363,339           698,999
------------------------------------------------------------------------------      -------------      -----------
  Net increase (decrease) in net assets resulting from operations                       860,364           876,395
------------------------------------------------------------------------------      -------------      -----------
Distributions to shareholders from (Notes 1 and 5):
 Net investment income:
  Class A Shares                                                                        (93,191)         (110,893)
  Class B Shares                                                                       (332,661)         (372,207)
  Class C Shares                                                                        (61,776)          (86,125)
 In excess of net investment income:
  Class B Shares                                                                              0           (39,019)
  Class C Shares                                                                              0            (6,749)
------------------------------------------------------------------------------      -------------      -----------
   Total distributions to shareholders                                                 (487,628)         (614,993)
------------------------------------------------------------------------------      -------------      -----------
Capital share transactions (Note 2):
 Proceeds from shares sold--Class A Shares                                              592,630         2,912,705
 Proceeds from shares sold--Class B Shares                                            4,058,708        10,641,995
 Proceeds from shares sold--Class C Shares                                              350,608         2,663,844
 Payment for shares redeemed--Class A Shares                                           (316,308)         (389,013)
 Payment for shares redeemed--Class B Shares                                           (797,299)       (1,379,298)
 Payment for shares redeemed--Class C Shares                                         (1,381,234)         (128,154)
 Net asset value of shares issued in reinvestment of distributions from:
  Net investment income--Class A Shares                                                  55,384            46,401
  Net investment income and in excess of net investment income--Class B Shares          195,674           220,338
  Net investment income and in excess of net investment income--Class C Shares           45,190            58,568
------------------------------------------------------------------------------      -------------      -----------
  Net increase in net assets resulting from capital share transactions                2,803,353        14,647,386
------------------------------------------------------------------------------      -------------      -----------
  Total increase (decrease) in net assets                                             3,176,089        14,908,788
Net assets:
 Beginning of period                                                                 18,120,202         3,211,414
------------------------------------------------------------------------------      -------------      -----------
 End of period (accumulated distributions in excess of net investment income)
  and undistributed net investment income as follows: September
  1995--($12,274) and March 1995--$25,850) (Note 1)                                 $21,296,291       $18,120,202
------------------------------------------------------------------------------      -------------      -----------

See Notes to Financial Statements.

PAGE 37
-----------------------------------------------------------------------------

Keystone Pennsylvania Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)

                                                                 Coupon     Maturity    Principal       Market
                                                                   Rate       Date        Amount        Value
--------------------------------------------------------------     -----    ---------    ---------   ------------
MUNICIPAL BONDS (95.7%)
  Allegheny County, Pennsylvania, Airport Revenue, Greater
   Pittsburgh International Airport                               6.625%  01/01/2022   $  750,000     $  775,153
  Allegheny County, Pennsylvania, Finance Authority, Single
   Family Mortgage                                                6.600   11/01/2014    1,000,000      1,031,570
  Allegheny County, Pennsylvania, Industrial Development
   Authority, USX Corp.                                           6.700   12/01/2020    2,000,000      2,034,420
  Allentown, Pennsylvania Area Hospital Authority, Sacred
   Heart Hospital of Allentown, Series A                          6.750   11/15/2014    1,750,000      1,721,457
  Beaver County, Pennsylvania, Industrial Development
   Authority, Industrial Development Authority, Pollution
   Control, Ohio Edison Co. Project, Series A                     7.750   09/01/2024    1,170,000      1,231,671
  Berks County, Pennsylvania, Capital Appreciation Second
   Series (FGIC) (effective yield 5.55%)(b)                       0.000   05/15/2015    3,400,000      1,078,480
  Berks County, Pennsylvania, Capital Appreciation Second
   Series (FGIC) (effective yield 5.60%)(b)                       0.000   05/15/2016    3,460,000      1,035,059
  Berks County, Pennsylvania, Capital Appreciation Second
   Series (FGIC) (effective yield 5.60%)(b)                       0.000   05/15/2018    2,800,000        714,392
  Bucks County, Pennsylvania, Industrial Development
   Authority, Personal Care                                      10.000   05/15/2019    5,600,000      8,646,120
  Cambria County, Pennsylvania, Series A (FGIC)                   6.625   08/15/2012    4,385,000      4,717,208
  Central Bucks, Pennsylvania School District, Series A           6.900   11/15/2013    1,000,000      1,141,580
  Delaware County, Pennsylvania, Hospital Authority, Delaware
   County Memorial Hospital (MBIA)                                5.500   08/15/2019    2,000,000      1,898,040
  Delaware County, Pennsylvania, Industrial Development
   Authority, Pollution Control, Philadelphia Electric Co.,
   Series A                                                       7.375   04/01/2021      850,000        908,786
  Elizabeth Forward, Pennsylvania, School District, Capital
   Appreciation, Series B (MBIA) (effective yield 6.30%) (b)      0.000   09/01/2018    2,170,000        548,771
  Erie County, Pennsylvania, Industrial Development Authority,
   Environmental Improvement, International Paper Co.
   Project, Series A                                              7.625   11/01/2018      500,000        562,290
  Hazleton, Pennsylvania, Area School District, Compound
   Interest, Series B (effective yield 6.30%) (b)                 0.000   03/01/2018    5,265,000      1,378,061
  Lehigh County, Pennsylvania, General Purpose Authority, Good
   Shepherd Rehabilitation Hospital                               7.500   11/15/2021    1,000,000      1,021,730
  Lehigh County, Pennsylvania, General Purpose Authority,
   Lehigh Valley Hospital, Series A (MBIA)                        7.000   07/01/2016    1,250,000      1,414,800
  Mon Valley, Pennsylvania, Sewage Revenue (MBIA)                 6.550   11/01/2019    1,305,000      1,388,651
  Monroeville, Pennsylvania, Hospital Authority, Forbes Health
   System                                                         6.250   10/01/2015    1,000,000        970,820
  Montgomery County, Pennsylvania, Higher Education And Health
   Authority, Northwestern Corp.                                  7.000   06/01/2012      700,000        682,703

  See Notes to Schedule of Investments.                                                  (Continued on next page)

PAGE 38
-----------------------------------------------------------------------------

Keystone Pennsylvania Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)

                                                                 Coupon     Maturity    Principal       Market
                                                                   Rate       Date        Amount        Value
--------------------------------------------------------------     -----    ---------    ---------   ------------
MUNICIPAL BONDS (continued)
  Montgomery County, Pennsylvania, Industrial Development,
   Pollution Control, Philadelphia Electric Co.                   7.600%  04/01/2021   $  950,000    $ 1,015,883
  Norristown, Pennsylvania, Municipal Waste Authority, Sewer
   Revenue (FGIC)                                                 5.125   11/15/2023    1,000,000        892,940
  Northumberland County, Pennsylvania, Commonwealth Lease
   (effective yield 6.82%) (b)                                    0.000   10/15/2012    4,200,000      1,562,694
  Pennsylvania Economic Development Financing Authority
   Resources Recovery, Colver Project, Series D                   7.150   12/01/2018    3,000,000      3,118,560
  Pennsylvania Economic Development Financing Authority,
   Resources Recovery, Colver Project, Series D                   7.125   12/01/2015    1,200,000      1,254,744
  Pennsylvania Economic Development Financing Authority,
   Resources Recovery, Northhampton University Project            6.500   01/01/2013    4,500,000      4,361,130
  Pennsylvania General Obligation                                 5.375   05/01/2013    1,000,000        956,310
  Pennsylvania General Obligation (MBIA)                          5.600   06/15/2013    1,000,000        992,960
  Pennsylvania Housing Finance Agency, Single Family Mortgage,
   Series 40                                                      6.800   10/01/2015      750,000        774,263
  Pennsylvania Housing Finance Agency, Single Family Mortgage,
   Series 33                                                      6.900   04/01/2017    1,000,000      1,034,490
  Pennsylvania Housing Finance Agency, Single Family Mortgage,
   Series 34 A (FHA/FNMA)                                         6.850   04/01/2016    1,500,000      1,546,860
  Pennsylvania State Industrial Development Authority,
   Economic Development (AMBAC)                                   7.000   01/01/2006    1,500,000      1,721,850
  Pennsylvania State Industrial Development Authority,
   Economic Revenue Bonds                                         7.000   06/07/2006    1,000,000      1,153,390
  Pennsylvania Intragovernmental Cooperation Authority,
   Special Tax, Philadelphia Funding Program (FGIC)               6.750   06/15/2021    1,000,000      1,069,870
  Pennsylvania Intragovernmental Cooperation Authority,
   Special Tax, City of Philadelphia Funding Program              6.800   06/15/2022    2,500,000      2,806,050
  Pennsylvania State Higher Educational Facilities Authority,
   Thomas Jefferson University, Series A                          6.625   08/15/2009    1,450,000      1,547,933
  Philadelphia, Pennsylvania, Hospital & Higher Education
   Facilities, Albert Einstein Medical Center                     7.625   04/01/2011      900,000        957,753
  Philadelphia, Pennsylvania, Hospital and Higher Education
   Facilities, Albert Einstein Medical Center                     7.000   10/01/2021      945,000        989,708
  Philadelphia, Pennsylvania, Hospital and Higher Education
   Facilities, Graduate Health Systems Education Facilities,
   Series A                                                       7.250   07/01/2018    1,225,000      1,283,959
  Philadelphia, Pennsylvania, Hospital and Higher Education
   Facilities, Temple University, Series A                        6.625   11/15/2023    2,300,000      2,275,183
  Philadelphia, Pennsylvania, Water & Waste (MBIA)                6.250   08/01/2012    1,000,000      1,071,150
  Puerto Rico Electric Power Authority, Series Z                  5.250   07/01/2021    2,000,000      1,780,320
  Puerto Rico Highway Authority, Series Q                         7.750   07/01/2010      325,000        377,153

See Notes to Schedule of Investments.

PAGE 39
-----------------------------------------------------------------------------

Keystone Pennsylvania Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)

                                                                 Coupon     Maturity    Principal       Market
                                                                   Rate       Date        Amount        Value
--------------------------------------------------------------     -----    ---------    ---------   ------------
MUNICIPAL BONDS (continued)
  Scranton-Lackawanna, Pennsylvania, Health And Welfare
   Authority, Allied Services Rehabilitation Facility             7.600%  07/15/2026   $1,000,000    $ 1,014,310
  Southeastern, Pennsylvania, Transportation Authority, Series
   A (FGIC)                                                       5.750   03/01/2020    1,000,000        976,880
  Westmoreland County, Pennsylvania, Municipal Authority,
   Capital Appreciation, Series A (effective yield
   6.10%)(FGIC) (b)                                               0.000   08/15/2017    2,000,000        533,960
  Westmoreland County, Pennsylvania, Municipal Authority,
   Capital Appreciation, Series A (effective yield
   6.15%)(FGIC) (b)                                               0.000   08/15/2019    2,000,000        467,640
--------------------------------------------------------------     -----    ---------    ---------   ------------
TOTAL MUNICIPAL BONDS (Cost--$69,188,867)                                                             72,439,705
--------------------------------------------------------------     -----    ---------    ---------   ------------
TEMPORARY TAX-EXEMPT INVESTMENTS (2.3%)
  Sayre County, Pennsylvania Health Care Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital Financing Project)
   Series A (a)                                                   4.200   12/01/2020      200,000        200,000
  Sayre County, Pennsylvania Health Care Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital Financing Project)
   Series F (a)                                                   4.200   12/01/2020      500,000        500,000
  Sayre County, Pennsylvania Health Care Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital Financing Project)
   Series I (a)                                                   4.200   10/01/2020      495,000        495,000
  Sayre County, Pennsylvania Health Care Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital Financing Project)
   Series K (a)                                                   4.200   12/01/2020      480,000        480,000
  Sayre County, Pennsylvania Health Care Facilities Authority,
   Variable Rate (VHA Pennsylvania Capital Financing Project)
   Series M (a)                                                   4.200   12/01/2020       40,000         40,000
--------------------------------------------------------------     -----    ---------    ---------   ------------
TOTAL TEMPORARY TAX-EXEMPT INVESTMENTS (Cost--$1,715,000)                                              1,715,000
-----------------------------------------------------------------------     ---------    ---------   ------------
TOTAL INVESTMENTS (Cost--$70,903,867)                                                                 74,154,705
OTHER ASSETS AND LIABILITIES--NET (2.0%)                                                               1,541,807
--------------------------------------------------------------     -----    ---------    ---------   ------------
NET ASSETS (100.0%)                                                                                  $75,696,512
--------------------------------------------------------------     -----    ---------    ---------   ------------

NOTES TO SCHEDULE OF INVESTMENTS:

(a) Variable or floating rate instruments with periodic demand features. The Fund is entitled to full payment of principal and accrued interest upon surrendering the security to the issuing agent according to the terms of the demand features. (b) Effective yield (calculated at date of purchase) is the yield at which the bond accretes on an annual basis until maturity date.

LEGEND OF PORTFOLIO ABBREVIATIONS:

AMBAC--AMBAC Indemnity Corp.
FGIC--Federal Guaranty Insurance Co.
FHA--Federal Housing Authority
FNMA--Federal National Mortgage Association
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

PAGE 40
-----------------------------------------------------------------------------

Keystone Pennsylvania Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                               Year Ended March 31,
                                                                                                December 27,
                                                                                                    1990
                                       Six Months                                              (Commencement
                                         Ended                                                       of
                                     September 30,                                             Operations) to
                                          1995          1995      1994      1993      1992     March 31, 1991
=================================    ==============    ======    ======    ======    ======   ===============
                                        (Unaudited)
Net asset value beginning of
  period                                $ 10.91       $ 11.01   $ 11.42   $ 10.71   $ 10.25        $10.00
---------------------------------      ------------      ----      ----      ----      ----      -------------
Income from investment
  operations:
Net investment income                      0.30          0.61      0.62      0.63      0.74          0.18
Net gain (loss) on investments
  and closed futures contracts             0.21         (0.09)    (0.30)     0.75      0.46          0.25
---------------------------------      ------------      ----      ----      ----      ----      -------------
Total from investment operations           0.51          0.52      0.32      1.38      1.20          0.43
---------------------------------      ------------      ----      ----      ----      ----      -------------
Less distributions from:
Net investment income                     (0.29)        (0.61)    (0.62)    (0.63)    (0.74)        (0.18)
In excess of net investment
  income                                      0         (0.01)    (0.04)    (0.02)        0             0
Net realized gain on investments              0             0     (0.06)    (0.02)        0             0
In excess of net realized gain on
  investments                                 0             0     (0.01)        0         0             0
---------------------------------      ------------      ----      ----      ----      ----      -------------
Total distributions                       (0.29)        (0.62)    (0.73)    (0.67)    (0.74)        (0.18)
---------------------------------      ------------      ----      ----      ----      ----      -------------
Net asset value end of period           $ 11.13       $ 10.91   $ 11.01   $ 11.42   $ 10.71        $10.25
=================================      ============      ====      ====      ====      ====      =============
Total return(c)                            4.76%         4.91%     2.58%    13.30%    12.07%         4.37%
Ratios/supplemental data
Ratios to average net assets:
 Total expenses (b)                        0.75%(a)      0.75%     0.75%     0.68%     0.65%         0.65%(a)
 Net investment income                     5.42%(a)      5.65%     5.27%     5.66%     6.92%         6.84%(a)
Portfolio turnover rate                      15%           97%       37%       20%       13%            8%
---------------------------------      ------------      ----      ----      ----      ----      -------------
Net assets end of period
  (thousands)                           $30,459       $30,450   $30,560   $35,502   $12,914        $2,979
=================================      ============      ====      ====      ====      ====      =============

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 1.00%, 1.05%, 1.06%, 1.16%, 1.68%, and 3.19% (annualized) the for the six months ended September 30, 1995, the fiscal years ended March 31, 1995, 1994, 1993, 1992, and the period December 27, 1990 (Commencement of Operations) to March 31, 1991, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 41
-----------------------------------------------------------------------------

Keystone Pennsylvania Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                          February 1, 1993
                                                      Six Months                          (Date of Initial
                                                        Ended                             Public Offering)
                                                    September 30,  Year Ended March 31          to
                                                         1995          1995      1994      March 31, 1993
===============================================     ===============    ======    ======   ================
                                                       (Unaudited)
Net asset value beginning of period                    $ 10.81       $ 10.98   $ 11.42         $11.20
-----------------------------------------------      -------------      ----      ----      --------------
Income from investment operations:
Net investment income                                     0.26          0.54      0.56           0.08
Net gain (loss) on investments and closed
  futures contracts                                       0.19         (0.10)    (0.34)          0.24
-----------------------------------------------      -------------      ----      ----      --------------
Total from investment operations                          0.45          0.44      0.22           0.32
-----------------------------------------------      -------------      ----      ----      --------------
Less distributions from:
Net investment income                                    (0.26)        (0.53)    (0.52)         (0.08)
In excess of net investment income                           0         (0.08)    (0.07)         (0.02)
Net realized gain on investments                             0             0     (0.03)             0
In excess of net realized gain on investments                0             0     (0.04)             0
-----------------------------------------------      -------------      ----      ----      --------------
Total distributions                                      (0.26)        (0.61)    (0.66)         (0.10)
-----------------------------------------------      -------------      ----      ----      --------------
Net asset value end of period                          $ 11.00       $ 10.81   $ 10.98         $11.42
===============================================      =============      ====      ====      ==============
Total return(c)                                           4.31%         4.15%     1.70%          2.82%
Ratios/supplemental data
Ratios to average net assets:
 Total expenses(b)                                        1.44%(a)      1.50%     1.50%          1.50%(a)
 Net investment income                                    4.72%(a)      4.89%     4.32%          3.44%(a)
Portfolio turnover rate                                     15%           97%       37%            20%
-----------------------------------------------      -------------      ----      ----      --------------
Net assets end of period (thousands)                   $35,694       $30,657   $21,958         $2,543
===============================================      =============      ====      ====      ==============

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 1.75%, 1.80%, 1.81% and 1.69% (annualized) for the six months ended September 30, 1995, the fiscal years ended March 31, 1995, 1994 and the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 42
-----------------------------------------------------------------------------

Keystone Pennsylvania Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                        February 1, 1993
                                                      Six Months                        (Date of Initial
                                                        Ended                           Public Offering)
                                                    September 30,  Year Ended March 31         to
                                                         1995          1995     1994     March 31, 1993
===============================================     ===============    =====    =====   ================
                                                      (Unaudited)
Net asset value beginning of period                     $10.83       $11.00   $11.42         $11.20
-----------------------------------------------      -------------      ---      ---      --------------
Income from investment operations:
Net investment income                                     0.26         0.53     0.54           0.07
Net gain (loss) on investments and closed
  futures contracts                                       0.21        (0.10)   (0.32)          0.24
-----------------------------------------------      -------------      ---      ---      --------------
Total from investment operations                          0.47         0.43     0.22           0.31
-----------------------------------------------      -------------      ---      ---      --------------
Less distributions from:
Net investment income                                    (0.27)       (0.53)   (0.52)         (0.07)
In excess of net investment income                           0        (0.07)   (0.05)         (0.02)
Net realized gain on investments                             0            0    (0.03)             0
In excess of net realized gain on investments                0            0    (0.04)             0
-----------------------------------------------      -------------      ---      ---      --------------
Total distributions                                      (0.27)       (0.60)   (0.64)         (0.09)
-----------------------------------------------      -------------      ---      ---      --------------
Net asset value end of period                           $11.03       $10.83   $11.00         $11.42
===============================================      =============      ===      ===      ==============
Total return (c)                                          4.40%        4.05%    1.78%          2.81%
Ratios/supplemental data
Ratios to average net assets:
 Total expenses (b)                                       1.45%(a)     1.50%    1.50%          1.50%(a)
 Net investment income                                    4.73%(a)     4.90%    4.33%          2.50%(a)
Portfolio turnover rate                                     15%          97%      37%            20%
-----------------------------------------------      -------------      ---      ---      --------------
Net assets end of period (thousands)                    $9,544       $9,559   $9,385         $  952
===============================================      =============      ===      ===      ==============

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 1.75%, 1.80%, 1.90% and 1.60% (annualized) for the six months ended September 30, 1995, the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 43
-----------------------------------------------------------------------------

Keystone Pennsylvania Tax Free Fund

STATEMENT OF ASSETS AND LIABILITIES--
September 30, 1995
(Unaudited)

Assets (Notes 1 and 4):
  Investments at market value (identified cost--
   $70,903,867)                                    $74,154,705
  Cash                                                   1,946
  Receivable for:
   Investments sold                                  1,477,629
   Fund shares sold                                     38,146
   Interest                                          1,298,202
  Due from Investment Adviser                           41,525
  Unamortized organization expenses                      1,670
  Prepaid expenses                                       1,563
-------------------------------------------------    ------------
   Total assets                                     77,015,386
-------------------------------------------------    ------------
Liabilities: (Notes 2, 4, and 5)
  Payable for:
   Investments purchased                               969,426
   Income distributions                                319,653
  Commissions payable to Principal Underwriter           1,900
  Accrued reimbursable expenses                          1,433
  Other accrued expenses                                26,462
-------------------------------------------------    ------------
   Total liabilities                                 1,318,874
-------------------------------------------------    ------------
Net assets                                         $75,696,512
-------------------------------------------------    ------------
Net assets represented by (Note 1):
  Paid-in capital                                  $75,974,057
  Accumulated distributions in excess of net
    investment income                                 (145,642   )
  Accumulated net realized gain (loss) on
    investments                                     (3,382,741   )
  Net unrealized appreciation (depreciation) on
    investments                                      3,250,838
-------------------------------------------------    ------------
   Total net assets                                $75,696,512
-------------------------------------------------    ------------
Net Asset Value (Note 2):
  Class A Shares
   Net asset value of $30,458,759/2,737,172
    shares outstanding                             $        11.13
   Offering price per share ($11.13/0.9525)(based
   on  a sales charge of 4.75% of the offering
   price September 30, 1995)                       $        11.69
  Class B Shares
   Net asset value of $35,694,113/3,243,655
    shares outstanding                             $        11.00
  Class C Shares
   Net asset value of $9,543,640/865,027 shares
    outstanding                                    $        11.03
-------------------------------------------------    ------------

STATEMENT OF OPERATIONS--
Six Months Ended September 30, 1995
(Unaudited)

Investment Income:
  Interest                                            $2,275,113
Expenses (Notes 1, 2 and 4):
  Management fee                         $ 196,952
  Transfer agent fees                       55,494
  Custodian fees                            26,949
  Accounting                                 9,934
  Auditing                                   5,444
  Legal                                      3,288
  Printing                                   6,521
  Registration fees                          4,421
  Amortization of organization
   expenses                                  3,043
  Distribution Plan expenses               216,607
  Miscellaneous expenses                     2,471
--------------------------------------     --------   -----------
   Total expenses                          531,124
  Less: Reimbursement from Investment
   Adviser                                (104,958)
--------------------------------------     --------   -----------
   Net expenses                                          426,166
--------------------------------------     --------   -----------
  Net investment income (Note 1)                       1,848,947
--------------------------------------     --------   -----------
Net realized and unrealized gain
  (loss) on investments and closed
  futures contracts (Notes 1 and 3):
  Net realized gain (loss) on:
   Investments                             370,528
   Closed futures contracts               (205,349)
--------------------------------------     --------   -----------

Net realized gain (loss) on
  investments and closed futures
  contracts                                              165,179
   ------------------------------------    --------   -----------
Net change unrealized appreciation
   (depreciation) on investments:
  Beginning of period                    2,010,054
  End of period                          3,250,838
--------------------------------------     --------   -----------
  Net change in unrealized appreciation
    (depreciation) on investments                      1,240,784
--------------------------------------------------    -----------
  Net gain (loss) on investments and closed
    futures contracts                                  1,405,963
--------------------------------------------------    -----------
  Net increase (decrease) in net assets resulting
    from operations                                   $3,254,910
--------------------------------------------------    -----------

See Notes to Financial Statements.

PAGE 44
-----------------------------------------------------------------------------

Keystone Pennsylvania Tax Free Fund

STATEMENT OF CHANGES IN NET ASSETS

                                                                                    Six Months
                                                                                      Ended          Year Ended
                                                                                  September 30,       March 31,
                                                                                       1995             1995
-----------------------------------------------------------------------------     ---------------   -------------
Operations:                                                                        (Unaudited)
 Net investment income                                                             $ 1,848,947       $ 3,489,024
 Net realized gain (loss) on investments and closed futures contracts                  165,179        (3,542,502)
 Net change in unrealized appreciation (depreciation)                                1,240,784         2,918,746
-----------------------------------------------------------------------------      -------------      -----------
  Net increase (decrease) in net assets resulting from operations                    3,254,910         2,865,268
-----------------------------------------------------------------------------      -------------      -----------
Distributions to shareholders from (Notes 1 and 5):
 Net investment income:
  Class A Shares                                                                      (818,961)       (1,714,136)
  Class B Shares                                                                      (827,894)       (1,329,520)
  Class C Shares                                                                      (241,215)         (445,368)
 In excess of net investment income
  Class A Shares                                                                             0           (23,117)
  Class B Shares                                                                             0          (196,143)
  Class C Shares                                                                             0           (58,900)
-----------------------------------------------------------------------------      -------------      -----------
   Total distributions to shareholders                                              (1,888,070)       (3,767,184)
-----------------------------------------------------------------------------      -------------      -----------
Capital share transactions (Note 2):
 Proceeds from shares sold--Class A Shares                                           1,131,776         4,586,195
 Proceeds from shares sold--Class B Shares                                           5,455,715        11,181,757
 Proceeds from shares sold--Class C Shares                                             649,772         3,274,301
 Payment for shares redeemed--Class A Shares                                        (2,181,136)       (5,294,580)
 Payment for shares redeemed--Class B Shares                                        (1,486,684)       (2,964,040)
 Payment for shares redeemed--Class C Shares                                        (1,021,361)       (3,313,655)
 Net asset value of shares issued in reinvestment of distributions from:
  Net investment income and in excess of net investment income--Class A
  Shares                                                                               446,771           942,252
  Net investment income and in excess of net investment income--Class B
  Shares                                                                               486,663           877,275
  Net investment income and in excess of net investment income--Class C
  Shares                                                                               181,929           375,859
-----------------------------------------------------------------------------      -------------      -----------
 Net increase (decrease) in net assets resulting from capital share
  transactions                                                                       3,663,445         9,665,364
-----------------------------------------------------------------------------      -------------      -----------
  Total increase (decrease) in net assets                                            5,030,285         8,763,448
Net assets:
 Beginning of period                                                                70,666,227        61,902,779
-----------------------------------------------------------------------------      -------------      -----------
 End of year [Including accumulated distributions in excess of net investment income as follows: September 1995--($145,642) and March 1995--($106,519)]
  (Note 1)                                                                         $75,696,512       $70,666,227
-----------------------------------------------------------------------------      -------------      -----------

See Notes to Financial Statements.

PAGE 45
-----------------------------------------------------------------------------

Keystone Texas Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)

                                                              Coupon   Maturity   Principal     Market
                                                               Rate      Date       Amount       Value
 ----------------------------------------------------------    -----    --------    -------   ----------
MUNICIPAL BONDS (97.7%)
  Bexar County, Texas, Health Facilities Development
   Corp., Southwest Methodist Hospital (AMBAC)                6.750%  11/01/2021   $ 50,000   $   56,398
  Brazos County, Texas, Health Facilities Development
   Corp., St. Joseph's Hospital                               6.000   01/01/2013    200,000      189,794
  Brazos County, Texas, Higher Education Authority
   Incorporated--Student Loan Revenue, Series A (AMT)         6.500   06/01/2004    225,000      235,017
  Brownsville, Texas, Utilities System Revenue (MBIA)         6.250   09/01/2014    160,000      169,510
  Circle C Municipal Utility District #3, Texas (FGIC)        6.500   11/15/2009     50,000       52,263
  Coppell, Texas, Independent School District (FGIC)          7.700   08/15/2004     40,000       47,971
  Harris County, Texas, Toll Road (FGIC)                      6.500   08/15/2011     50,000       55,291
  Harris County, Texas, Toll Road, Sub Lien, Series A         7.000   08/15/2010    375,000      434,392
  Harris County, Texas, Health Facilities, Memorial
   Hospital System                                            7.125   06/01/2015    475,000      500,897
  Houston, Texas, Airport Senior Lien (AMT)                   8.200   07/01/2017    160,000      175,573
  Houston, Texas, General Obligation, Series C                7.000   03/01/2008    200,000      231,902
  Lake Worth, Texas, Independent School District, Tarrant
   County, Series 9 (effective yield 6.67%)(b)                0.000   02/15/2024    340,000       59,245
  Matagorda County, Texas, Navigation District 1, Central
   Power and Light Project                                    6.000   07/01/2028    175,000      172,564
  Midland County, Texas, Hospital District (effective
   yield 7.95%) (b)                                           0.000   06/01/2007    160,000       76,216
  Puerto Rico Electric Power Authority, Power Revenue         6.000   07/01/2016     50,000       49,522
  Puerto Rico Electric Power Authority, Power Revenue
   Refunding (MBIA)                                           6.500   07/01/2006    100,000      112,356
  Puerto Rico, General Obligation                             7.700   07/01/2020     40,000       46,334
  San Antonio, Texas, Electric and Gas Revenue                6.000   02/01/2014    100,000      100,125
  San Antonio, Texas, Electric and Gas Revenue, Series B      6.000   02/01/2014     50,000       50,045
  Texas Housing Agency, Single Family Mortgage Revenue        8.200   03/01/2016    165,000      169,917
  Texas Municipal Power Agency (AMBAC)(effective yield
   7.35%)(b)                                                  0.000   09/01/2008    625,000      451,141
  Texas Municipal Power Agency (MBIA)                         6.100   09/01/2009    130,000      138,649
  Texas National Research Lab Commission Financing Corp.
   Lease Revenue, Superconducting Super Collider              6.950   12/01/2012    100,000      111,676
  Texas State Public Finance Authority, Technical College
   (MBIA)                                                     6.250   08/01/2009    310,000      335,649
  Texas State Public Finance Authority Building Revenue,
   Series A (AMBAC)                                           5.750   02/01/2015    500,000      494,725
  Texas State Water Development, Series G and I               5.125   08/01/2015    300,000      278,220
  Titus County, Texas, Water District #1, Fresh Water
   Supply, Southwestern Electric Power                        8.200   08/01/2011     45,000       51,915
  University of Texas, Permanent University Fund              6.500   07/01/2011     25,000       26,478
  University of Texas, University Revenue, Series B           6.750   08/15/2013    180,000      193,300
  Westside Calhoun County, Texas, Navigation District,
   Union Carbide Co.                                          6.500   12/01/2008     50,000       50,035
 ----------------------------------------------------------    -----    --------    -------   ----------
TOTAL MUNICIPAL BONDS (Cost--$4,948,949)                                                       5,117,120
 ----------------------------------------------------------    -----    --------    -------   ----------

See Notes to Schedule of Investments.                 (Continued on next page)

PAGE 46
-----------------------------------------------------------------------------

Keystone Texas Tax Free Fund

SCHEDULE OF INVESTMENTS--September 30, 1995
(Unaudited)

                                                              Coupon   Maturity   Principal     Market
                                                               Rate      Date       Amount       Value
 ----------------------------------------------------------    -----    --------    -------   ----------
TEMPORARY TAX-EXEMPT INVESTMENT (1.5%)
 Texas Hospital Equipment Finance Council, Insured Revenue
  Bonds, Series 85A (Cost--$81,000)(a)                        4.500%  04/07/2005   $81,000    $   81,000
 ----------------------------------------------------------      ---     -------      -----      --------
TOTAL INVESTMENTS (Cost--$5,029,949)                                                           5,198,120
OTHER ASSETS AND LIABILITIES--NET (0.8%)                                                          42,367
 ----------------------------------------------------------    -----    --------    -------   ----------
NET ASSETS (100.0%)                                                                           $5,240,487
 ----------------------------------------------------------    -----    --------    -------   ----------

NOTES TO SCHEDULE OF INVESTMENTS:

(a) Variable or floating rate instrument with periodic demand feature. The Fund is entitled to full payment of principal and interest upon surrendering the security to the issuing agent according to the terms of the demand feature.

(b) Effective yield is the yield at which the bond accretes on an annual basis until its maturity. All zero coupon bonds are non-callable.

LEGEND OF PORTFOLIO ABBREVIATIONS:

AMBAC--AMBAC Indemnity Corp.
AMT--Subject to Alternative Minimum Tax
FGIC--Federal Guaranty Insurance Co.
MBIA--Municipal Bond Investors Assurance Corp.

See Notes to Financial Statements.

PAGE 47
-----------------------------------------------------------------------------

Keystone Texas Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS A SHARES
(For a share outstanding throughout the period)

                                                Six Months                                   March 2, 1992
                                                  Ended                                    (Commencement of
                                              September 30,       Year Ended march 31       Operations) to
                                                   1995          1995     1994     1993     March 31, 1992
=========================================     ===============    =====    =====    =====    ================
                                                (Unaudited)
Net asset value beginning of period               $10.15       $10.13   $10.64   $10.03         $10.00
-----------------------------------------      -------------      ---      ---      ---     ---------------
Income from investment operations:
Net investment income                               0.29         0.56     0.60     0.62           0.05
Net realized gain (loss) on investments
  and closed futures contracts                      0.26        (0.01)   (0.40)    0.60           0.03
-----------------------------------------      -------------      ---      ---      ---     ---------------
Total from investment operations                    0.55         0.55     0.20     1.22           0.08
-----------------------------------------      -------------      ---      ---      ---     ---------------
Less distributions from:
Net investment income                              (0.28)       (0.53)   (0.60)   (0.61)         (0.05)
In excess of net realized gain on
  investments                                          0            0    (0.11)       0              0
-----------------------------------------      -------------      ---      ---      ---     ---------------
Total distributions                                (0.28)       (0.53)   (0.71)   (0.61)         (0.05)
-----------------------------------------      -------------      ---      ---      ---     ---------------
Net asset value end of period                     $10.42       $10.15   $10.13   $10.64         $10.03
=========================================      =============      ===      ===      ===     ===============
Total return (c)                                    5.44%        5.66%    1.60%   12.51%          0.82%
Ratios/supplemental data
Ratios to average net assets:
 Total expenses (b)                                 0.75%(a)     0.75%    0.29%    0.68%          0.65%(a)
 Net investment income                              5.22%(a)     5.56%    5.51%    5.79%          5.95%(a)
Portfolio turnover rate                               19%          58%      56%      62%            19%
-----------------------------------------      -------------      ---      ---      ---     ---------------
Net assets end of period (thousands)              $1,395       $1,635   $1,916   $2,194         $1,063
=========================================      =============      ===      ===      ===     ===============

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 2.54%, 2.57%, 3.48%, 3.84% and 1.93% (annualized) for the six months ended September 30, 1995, the fiscal years ended March 31, 1995, 1994, 1993, and the period March 2, 1992 (Commencement of Operations) to March 31, 1992, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 48
-----------------------------------------------------------------------------

Keystone Texas Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS B SHARES
(For a share outstanding throughout the period)

                                                                                         February 1, 1993
                                                       Six Months                        (Date of Initial
                                                         Ended                           Public Offering)
                                                     September 30,  Year Ended March 31        to
                                                          1995          1995     1994     March 31, 1993
================================================     ===============    =====    =====   ================
                                                       (Unaudited)
Net asset value beginning of period                      $10.05       $10.08   $10.66         $10.53
------------------------------------------------      -------------      ---      ---      --------------
Income from investment operations:
Net investment income                                      0.23         0.48     0.51           0.08
Net realized gain (loss) on investments and
  closed futures contracts                                 0.27         0.01    (0.45)          0.14
------------------------------------------------      -------------      ---      ---      --------------
Total from investment operations                           0.50         0.49     0.06           0.22
------------------------------------------------      -------------      ---      ---      --------------
Less distributions from:
Net investment income                                     (0.25)       (0.48)   (0.48)         (0.08)
In excess of net investment income                            0        (0.04)   (0.05)         (0.01)
In excess of net realized gain on investments                 0            0    (0.11)             0
------------------------------------------------      -------------      ---      ---      --------------
Total distributions                                       (0.25)       (0.52)   (0.64)         (0.09)
------------------------------------------------      -------------      ---      ---      --------------
Net asset value end of period                            $10.30       $10.05   $10.08         $10.66
================================================      =============      ===      ===      ==============
Total return (c)                                           5.05%        5.01%    0.29%          2.06%
Ratios/supplemental data
Ratios to average net assets:
 Total expenses (b)                                        1.50%(a)     1.50%    1.47%          1.50%(a)
 Net investment income                                     4.39%(a)     4.80%    4.37%          4.26%(a)
Portfolio turnover rate                                      19%          58%      56%            62%
------------------------------------------------      -------------      ---      ---      --------------
Net assets end of period (thousands)                     $3,563       $2,163   $1,890         $  235
================================================      =============      ===      ===      ==============

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 3.21%, 3.28%, 4.39% and 4.15% (annualized) for the six months ended September 30, 1995, the fiscal years ended March 31, 1995, 1994 and the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.

(c)  Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 49
-----------------------------------------------------------------------------

Keystone Texas Tax Free Fund

FINANCIAL HIGHLIGHTS--CLASS C SHARES
(For a share outstanding throughout the period)

                                                                                         February 1, 1993
                                                      Six Months                         (Date of Initial
                                                        Ended                            Public Offering)
                                                    September 30,  Year Ended March 31         to
                                                         1995          1995     1994      March 31, 1993
===============================================     ===============    =====    ======   ================
                                                      (Unaudited)
Net asset value beginning of period                     $10.03       $10.04    $10.64         $10.53
-----------------------------------------------      -------------      ---      ----      --------------
Income from investment operations:
Net investment income                                     0.24         0.47      0.47           0.09
Net gain (loss) on investments and closed
  futures contracts                                       0.27         0.03     (0.44)          0.11
-----------------------------------------------      -------------      ---      ----      --------------
Total from investment operations                          0.51         0.50      0.03           0.20
-----------------------------------------------      -------------      ---      ----      --------------
Less distributions from:
Net investment income                                    (0.25)       (0.47)    (0.44)         (0.09)
In excess of net investment income                           0        (0.04)    (0.08)             0
In excess of net realized gain on investments                0            0     (0.11)             0
-----------------------------------------------      -------------      ---      ----      --------------
Total distributions                                      (0.25)       (0.51)    (0.63)         (0.09)
-----------------------------------------------      -------------      ---      ----      --------------
Net asset value end of period                           $10.29       $10.03    $10.04         $10.64
===============================================      =============      ===      ====      ==============
Total return (c)                                          5.16%        5.14%    (0.03%)         1.86%
Ratios/supplemental data
Ratios to average net assets:
 Total expenses (b)                                       1.50%(a)     1.50%     1.84%          1.50%(a)
 Net investment income                                    4.48%(a)     4.88%     3.78%          5.03%(a)
Portfolio turnover rate                                     19%          58%       56%            62%
-----------------------------------------------      -------------      ---      ----      --------------
Net assets end of period (thousands)                    $  282       $  224    $  813         $   25
===============================================      =============      ===      ====      ==============

(a) Annualized.

(b) Figures are net of the expense reimbursement by Keystone in connection with the voluntary expense limitation. Before expense reimbursement, the "Ratio of total expenses to average net assets" would have been 3.29%, 3.28%, 4.39%, and 4.15% (annualized) for the six months ended September 30, 1995, the fiscal years ended March 31, 1995, 1994 and for the period February 1, 1993 (Date of Initial Public Offering) to March 31, 1993, respectively.

(c) Excluding applicable sales charges.

See Notes to Financial Statements.

PAGE 50
-----------------------------------------------------------------------------

Keystone Texas Tax Free Fund

STATEMENT OF ASSETS AND LIABILITIES--
September 30, 1995 (Unaudited)

---------------------------------------------------------------
Assets (Notes 1 and 4):
  Investments at market value (identified cost--
   $5,029,949)                                      $5,198,120
  Cash                                                   2,422
  Interest receivable                                   57,093
  Due from Investment Adviser                           13,632
  Unamortized organization expenses                      3,017
  Prepaid expenses and other assets                         51
--------------------------------------------------    -----------
   Total assets                                      5,274,335
--------------------------------------------------    -----------
Liabilities (Notes 4 and 5):
  Income distribution payable                           21,364
  Accrued expenses                                      12,484
--------------------------------------------------    -----------
   Total liabilities                                    33,848
--------------------------------------------------    -----------
Net assets                                          $5,240,487
--------------------------------------------------    -----------
  Net assets represented by (Note 1):
  Paid-in capital                                   $5,398,018
  Undistributed net investment income                   13,029
  Accumulated net realized gain (loss) on
   investments and closed futures contracts           (338,731   )
  Net unrealized appreciation (depreciation) on
   investments                                         168,171
--------------------------------------------------    -----------
    Total net assets                                $5,240,487
--------------------------------------------------    -----------
  Net Asset Value (Note 2):
  Class A Shares
   Net assets of $1,395,450/133,868 shares
    outstanding                                     $       10.42
   Offering price per share ($10.42/0.9525) (based
    on a sales charge of 4.75% of the offering
   price September 30, 1995)                        $       10.94
  Class B Shares
   Net assets of $3,562,540/345,938 shares
    outstanding                                     $       10.30
  Class C Shares
   Net assets of $282,497/27,461 shares
   outstanding                                      $       10.29
------------------------------------------------------------------

STATEMENT OF OPERATIONS--
Six Months Ended September 30, 1995 (Unaudited)

Investment Income (Note 1):
  Interest                                           $134,542
  Expenses (Notes 1, 2 and 4):
  Management fee                         $ 12,483
  Transfer agent fees                       2,570
  Custodian fees                            9,580
  Accounting                                9,816
  Auditing                                  4,655
  Legal                                     2,500
  Printing                                  6,403
  Registration fees                         2,868
  Distribution Plan expenses               14,396
  Amortization of organization
    expenses                                1,082
  Miscellaneous expenses                    1,295
--------------------------------------     -------   ---------
   Total expenses                          67,648
  Less: Reimbursement from  Investment
   Adviser                                (39,607)
--------------------------------------     -------   ---------
   Net expenses                                        28,041
--------------------------------------     -------   ---------
Net investment income (Note 1)                        106,501
--------------------------------------     -------   ---------
Net realized and unrealized gain
  (loss) on investments and closed
  futures contracts (Notes 1 and 3):
  Net realized gain (loss) on:
   Investments                             (3,274)
   Closed futures contracts                (2,858)
--------------------------------------     -------   ---------
  Net realized gain (loss) on
   investments and closed futures
   contracts                                           (6,132)
--------------------------------------     -------   ---------
  Net change in unrealized
   appreciation (depreciation) on
   investments:
   Beginning of period                     46,401
   End of period                          168,171
   ------------------------------------    -------   ---------

Net change in unrealized
    appreciation (depreciation) on
    investments                                       121,770
--------------------------------------     -------   ---------
Net gain (loss) on investments and
 futures contracts                                    115,638
--------------------------------------     -------   ---------
Net increase (decrease) in net assets
 resulting from operations                           $222,139
--------------------------------------     -------   ---------

See Notes to Financial Statements.

PAGE 51
-----------------------------------------------------------------------------

Keystone Texas Tax Free Fund

STATEMENT OF CHANGES IN NET ASSETS

                                                                                    Six Months
                                                                                      Ended
                                                                                  September 30,       Year Ended
                                                                                       1995         March 31,1995
-----------------------------------------------------------------------------     ---------------   --------------
Operations (Notes 1 and 3):                                                         (Unaudited)
 Net investment income                                                             $   106,501        $  237,103
 Net realized gain (loss) on investments and closed futures contracts                   (6,132)         (309,043)
 Net change in unrealized apprecaition (depreciation)                                  121,770           211,046
-----------------------------------------------------------------------------      -------------      ------------
  Net increase (decrease) in net assets resulting from operations                      222,139           139,106
-----------------------------------------------------------------------------      -------------      ------------
Distributions to shareholders from (Notes 1 and 5):
 Net investment income:
  Class A Shares                                                                       (43,234)         (103,988)
  Class B Shares                                                                       (65,157)          (99,393)
  Class C Shares                                                                        (6,899)          (29,138)
 In excess of net investment income:
  Class B Shares                                                                             0            (8,132)
  Class C Shares                                                                             0            (2,097)
-----------------------------------------------------------------------------      -------------      ------------
   Total distributions to shareholders                                                (115,290)         (242,748)
-----------------------------------------------------------------------------      -------------      ------------
Capital share transactions (Note 2):
 Proceeds from shares sold--Class A Shares                                              25,903           258,882
 Proceeds from shares sold--Class B Shares                                           1,528,339           971,881
 Proceeds from shares sold--Class C Shares                                              60,000           137,217
 Payment for shares redeemed--Class A Shares                                          (327,420)         (577,484)
 Payment for shares redeemed--Class B Shares                                          (224,987)         (744,621)
 Payment for shares redeemed--Class C Shares                                           (12,912)         (687,214)
 Net asset value of shares issued in reinvestment of distributions from:
 Net investment income and in excess of net investment income--Class A Shares           24,724            64,701
 Net investment income and in excess of net investment income--Class B Shares           33,836            67,669
 Net investment income and in excess of net investment income--Class C Shares            4,553            15,761
-----------------------------------------------------------------------------      -------------      ------------
 Net increase (decrease) in net assets resulting from capital share
  transactions                                                                       1,112,036          (493,208)
-----------------------------------------------------------------------------      -------------      ------------
  Total increase (decrease) in net assets                                            1,218,885          (596,850)
Net assets:
 Beginning of period                                                                 4,021,602         4,618,452
-----------------------------------------------------------------------------      -------------      ------------
 End of period (Including undistributed net income as follows: September
  1995--$13,029 and March 1995--$21,818) (Note 1)                                  $ 5,240,487        $4,021,602
-----------------------------------------------------------------------------      -------------      ------------

See Notes to Financial Statements.

PAGE 52
-----------------------------------------------------------------------------

Keystone State Tax Free Fund

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1. Significant Accounting Policies

Keystone State Tax Free Fund (formerly Keystone America State Tax Free Fund) ("FUND") was formed as a Massachusetts business trust on September 13, 1990. Keystone Investment Management Company (formerly Keystone Custodian Funds, Inc.) ("Keystone") is the Investment Adviser and Manager. The FUND currently offers shares of five separate series evidencing interests in different portfolios of securities: the Keystone Florida Tax Free Fund (formerly Keystone America Florida Tax Free Fund) ("Florida Fund"), which was established on September 19, 1990 and had no operations prior to December 27, 1990; the Keystone Massachusetts Tax Free Fund (formerly Keystone America Massachusetts Tax Free Fund) ("Massachusetts Fund"), and the Keystone New York Insured Tax Free Fund (formerly Keystone America New York Insured Tax Free Fund) ("New York Fund"), which were established February 21, 1992 and had no operations prior to February 4, 1994; the Keystone Pennsylvania Tax Free Fund (formerly Keystone America Pennsylvania Tax Free Fund) ("Pennsylvania Fund"), which was established September 19, 1990 and had no operations prior to December 27, 1990; and the Keystone Texas Tax Free Fund (formerly Keystone America Texas Tax Free Fund) ("Texas Fund"), which was established on February 21, 1992 and had no operations prior to March 2, 1992 (together the "Funds" and each individually a "Fund"). The FUND is registered under the Investment Company Act of 1940 ("1940 Act") as an open-end investment company and each of the Funds is registered as a nondiversified fund.

   Each Fund currently offers three classes of shares. Class A shares are sold subject to a maximum sales charge of 4.75% payable at the time of purchase. Class B shares are sold subject to a contingent deferred sales charge which varies depending on when shares were purchased and how long they have been held. Class C shares are sold subject to a contingent deferred sales charge payable upon redemption within one year of purchase, and available only through dealers who have entered into special distribution agreements with Keystone Investment Distributors Company ("KIDC") (formerly Keystone Distributors, Inc.), the FUND's principal underwriter.

   Keystone is a wholly-owned subsidiary of Keystone Investments, Inc. ("KII") (formerly Keystone Group, Inc.), a Delaware corporation. KII is privately owned by an investor group consisting of members of current and former management of Keystone and its affiliates. Keystone Investor Resource Center, Inc. ("KIRC"), a wholly-owned subsidiary of Keystone, is the FUND's transfer agent.

   The following is a summary of significant accounting policies consistently followed by the FUND, in conformity with generally accepted accounting principles.

A. Tax-exempt bonds are stated on the basis of valuations provided by a pricing service, approved by the Board of Trustees, that uses information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities in determining value. Non-tax-exempt securities for which market quotations are readily available are valued at the price quoted which, in the opinion of the Board of Trustees or their representative, most nearly represents their market value. Short-term investments which are purchased with maturities of sixty days or less are valued at amortized cost (original cost as adjusted for amortization of premium or accretion of discount) which when combined with accrued interest approximates market. Short-term investments maturing in more than sixty days for which market quotations are readily available are valued at current market value. Short-term investments maturing in more than sixty days when purchased which are held on the sixtieth

PAGE 53
-----------------------------------------------------------------------------

day prior to maturity are valued at amortized cost (market value on the sixtieth day adjusted for amortization of premium or accretion of discount) which when combined with accrued interest approximates market. All other securities and other assets are valued at fair value as determined in good faith using methods prescribed by the Board of Trustees.

   Each Fund enters into currency and other financial futures contracts as a hedge against changes in interest or currency exchange rates. A futures contract is an agreement between two parties to buy and sell a specific amount of a commodity, security, financial instrument, or, in the case of a stock index, cash at a set price on a future date. Upon entering into a futures contract the Fund is required to deposit with a broker an amount ("initial margin") equal to a certain percentage of the purchase price indicated in the futures contract. Subsequent payments ("variation margin") are made or received by the Fund each day, as the value of the underlying instrument or index fluctuates, and are recorded for book purposes as unrealized gains or losses by the Fund. For federal tax purposes, any futures contracts which remain open at fiscal year end are marked-to-market and the resultant net gain or loss is included in the Fund's taxable income. In addition to market risk, the Fund is subject to the credit risk that the other party will not complete the obligations of the contract.

B. When-issued or delayed delivery transactions arise when securities or currencies are purchased or sold by a Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. A separate account of liquid assets equal to the value of such purchase commitments will be maintained until payment is made. When-issued and delayed agreements are subject to risks from changes in value based upon changes in the level of interest rates and other market factors, both before and after delivery.

C. Securities transactions are accounted for no later than one business day after the trade date. Realized gains and losses are recorded on the identified cost basis. Interest income is recorded on the accrual basis.

D. Each Fund has qualified, and intends to qualify in the future, as a regulated investment company under the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"). Thus, each Fund expects to be relieved of any federal income tax liability by distributing all of its net taxable investment income and net taxable capital gains, if any, to its shareholders. The tax-exempt interest portion of each dividend is declared uniformly based on the ratio of each Fund's tax-exempt and taxable income for the entire year. Each Fund intends to avoid excise tax liability by making the required distributions under the Internal Revenue Code.

E. Organization expenses are being amortized to operations over a five-year period on a straight-line basis. In the event any of the initial shares are redeemed by any holder thereof during the five-year amortization period, redemption proceeds will be reduced by any unamortized organization expenses in the same proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

2. Capital Share Transactions

The Trust agreement authorizes the issuance of an unlimited number of shares of beneficial interest without par value. Transactions in shares of the FUND were as follows:

PAGE 54
-----------------------------------------------------------------------------

Keystone State Tax Free Fund

                                      Florida Fund
                          -------------------------------------
                                     Class A Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                     129,324             594,097
Shares redeemed                (435,982)           (961,330)
Shares issued in
  reinvestment of
  dividends and
  distributions                  28,012              70,513
----------------------     -----------------      -------------
Net increase
  (decrease)                   (278,646)           (296,720)
----------------------     -----------------      -------------

                                     Class B Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                     466,379            3,504,376
Shares redeemed                (303,863)            (544,344)
Shares issued in
  reinvestment of
  dividends and
  distributions                  50,616               82,908
----------------------     -----------------      -------------
Net increase
  (decrease)                    213,132            3,042,940
----------------------     -----------------      -------------

                                     Class C Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                      52,456             643,062
Shares redeemed                (145,654)           (704,324)
Shares issued in
  reinvestment of
  dividends and
  distributions                  14,286              38,331
----------------------     -----------------      -------------
Net increase
  (decrease)                    (78,912)            (22,931)
----------------------     -----------------      -------------

                                   Massachusetts Fund
                          -------------------------------------
                                     Class A Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                     47,156              141,360
Shares redeemed                 (7,230)             (93,803)
Shares issued in
  reinvestment of
  dividends and
  distributions                  3,933                6,770
----------------------     -----------------      -------------
Net increase
  (decrease)                    43,859               54,327
----------------------     -----------------      -------------

                                     Class B Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                     133,928             532,363
Shares redeemed                 (26,404)            (69,932)
Shares issued in
  reinvestment of
  dividends and
  distributions                  10,510              14,043
----------------------     -----------------      -------------
Net increase
  (decrease)                    118,034             476,474
----------------------     -----------------      -------------

                                     Class C Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                      9,049              189,623
Shares redeemed                 (6,258)             (20,305)
Shares issued in
  reinvestment of
  dividends and
  distributions                  3,098                6,195
----------------------     -----------------      -------------
Net increase
  (decrease)                     5,889              175,513
----------------------     -----------------      -------------

PAGE 55
 -----------------------------------------------------------------------------

                                      New York Fund
                          -------------------------------------
                                     Class A Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                      61,743             315,837
Shares redeemed                 (33,086)            (41,667)
Shares issued in
  reinvestment of
  dividends and
  distributions                   5,811               5,049
----------------------     -----------------      -------------
Net increase
  (decrease)                     34,468             279,219
----------------------     -----------------      -------------

                                     Class B Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                     428,032            1,155,373
Shares redeemed                 (83,942)            (153,738)
Shares issued in
  reinvestment of
  dividends and
  distributions                  20,675               24,119
----------------------     -----------------      -------------
Net increase
  (decrease)                    364,765            1,025,754
----------------------     -----------------      -------------

                                     Class C Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                      36,964             288,523
Shares redeemed                (144,990)            (14,006)
Shares issued in
  reinvestment of
  dividends and
  distributions                   4,781               6,435
----------------------     -----------------      -------------
Net increase
  (decrease)                   (103,245)            280,952
----------------------     -----------------      -------------

                                    Pennsylvania Fund
                          -------------------------------------
                                     Class A Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                     102,635             422,375
Shares redeemed                (197,277)           (494,154)
Shares issued in
  reinvestment of
  dividends and
  distributions                  40,542              87,463
----------------------     -----------------      -------------
Net increase
  (decrease)                    (54,100)             15,684
----------------------     -----------------      -------------

                                     Class B Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                     498,246            1,037,572
Shares redeemed                (136,111)            (282,691)
Shares issued in
  reinvestment of
  dividends and
  distributions                  44,617               82,087
----------------------     -----------------      -------------
Net increase
  (decrease)                    406,752              836,968
----------------------     -----------------      -------------

                                     Class C Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                      59,193             306,060
Shares redeemed                 (93,113)           (312,198)
Shares issued in
  reinvestment of
  dividends and
  distributions                  16,640              34,993
----------------------     -----------------      -------------
Net increase
  (decrease)                    (17,280)             28,885
----------------------     -----------------      -------------

PAGE 56
-----------------------------------------------------------------------------

Keystone State Tax Free Fund

                                       Texas Fund
                          -------------------------------------
                                     Class A Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                       2,529              25,763
Shares redeemed                 (32,115)            (60,316)
Shares issued in
  reinvestment of
  dividends and
  distributions                   2,409               6,476
----------------------     -----------------      -------------
Net increase
  (decrease)                    (27,177)            (28,077)
----------------------     -----------------      -------------

                                     Class B Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                     149,213              96,577
Shares redeemed                 (21,921)            (75,526)
Shares issued in
  reinvestment of
  dividends and
  distributions                   3,332               6,859
----------------------     -----------------      -------------
Net increase
  (decrease)                    130,624              27,910
----------------------     -----------------      -------------

                                     Class C Shares
                           Six Months Ended       Year Ended
                          September 30, 1995    March 31, 1995
----------------------     ------------------    --------------
Shares sold                      5,964               14,015
Shares redeemed                 (1,268)             (74,258)
Shares issued in
  reinvestment of
  dividends and
  distributions                    449                1,584
----------------------     -----------------      -------------
Net increase
  (decrease)                     5,145              (58,659)
----------------------     -----------------      -------------

   Each Fund bears some of the costs of selling its shares under a Distribution Plan adopted with respect to its Class A, Class B, and Class C shares pursuant to Rule 12b-1 under the 1940 Act.

   Each Class A Distribution Plan provides for payments which are currently limited to 0.15% annually of the average daily net asset value of Class A shares to pay expenses of the distribution of Class A shares. Amounts paid by each Fund to KIDC under the Class A Distribution Plan are currently used to pay others such as dealers, service fees at an annual rate of 0.15% of the average net asset value of Class A shares maintained by such others and remaining outstanding on the books of the Funds for specified periods.

   Each Class B Distribution Plan provides for payments at an annual rate of 0.90% of the average daily net asset value of Class B shares to pay expenses of the distribution of Class B shares. Amounts paid by each Fund under the Class B Distribution Plan are currently used to pay others (dealers) (i) a commission at the time of purchase normally equal to 4.00% of the price paid for each Class B share sold plus the first year's service fee in advance in the amount of 0.15% of the price paid for each Class B share sold. Beginning approximately 12 months after the purchase of a Class B share, the dealer or other party will receive service fees at an annual rate of 0.15% of the average daily net asset value of each Class B share maintained by such others outstanding on the Fund's books for specified periods. A contingent deferred sales charge will be imposed, if applicable, on Class B shares purchased after June 1, 1995 at rates ranging from a maximum of 5.00% of amounts redeemed during the first twelve months following the date of purchase to 1.00% of amounts redeemed during the sixth twelve-month period following the date of purchase. Class B shares purchased on or after June 1, 1995 that have been outstanding for eight years following the month of purchase will automatically convert to Class A shares without a front end sales charge or exchange fee. Class B shares purchased prior to June 1, 1995 will retain their existing conversion rights.

   Each Class C Distribution Plan provides for payments at an annual rate of up to 0.90% of the average daily net asset value of Class C shares to pay expenses

PAGE 57
-----------------------------------------------------------------------------

of the distribution of Class C shares. Amounts paid by each Fund under the Class C Distribution Plan are currently used to pay others (dealers) a commission at the time of purchase normally equal to 0.75% of the price paid for each share sold plus the first year's service fee in advance in the amount of 0.15% of the price paid for each Class C share. Beginning approximately 15 months after purchase, the dealer or other party will receive a commission at an annual rate of 0.75% (subject to applicable limitations imposed by the rules of the National Association of Securities Dealers, Inc. ("NASD rule") plus service fees at an annual rate of 0.15%, respectively, of the average net asset value of each Class C share sold by such others and remaining outstanding on the books of the Funds for specified periods.

   Each of the Distribution Plans may be terminated at any time by vote of the Independent Trustees or by vote of a majority of the outstanding voting shares of the respective class. However, after the termination of any of the Distribution Plans, at the discretion of the Board of Trustees, payments to KIDC may continue as compensation for its services which had been earned while the distribution Plan was in effect.

   For the six months ended September 30, 1995, the Florida Fund paid KIDC $30,113, $238,600 and $55,449, the Massachusetts Fund paid KIDC $1,244, $29,762 and $9,042, the New York Fund paid KIDC $2,721, $62,533, and $11,527, the Pennsylvania Fund paid KIDC $22,965, $149,952 and $43,690, and the Texas Fund paid KIDC $1,202, $11,946 and $1,248, respectively, pursuant to each Fund's Class A, Class B, and Class C Distribution Plans.

   Under a Rule of the NASD, the maximum uncollected amounts for which KIDC may seek payment from the FUND under its Class B Distribution Plans are $3,119,763, $382,667, $788,515, $1,920,879, and $139,964 for shares purchased prior to June 1, 1995 and $229,596, $47,184, $159,081, $265,961 and $93,126
for shares purchased after June 1, 1995, respectively, for the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund as of September 30, 1995. The maximum uncollected amounts for which KIDC may seek payment from the FUND under its Class C Distribution Plans are $1,254,939, $121,460, $187,290, $772,302, and $63,746,
respectively, for the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund as of September 30, 1995.

3. Securities Transactions

As of March 31, 1995, the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund had loss carryovers for federal income tax purposes of approximately $2,981,000, $195,000, $1,000, $1,503,000 and $110,000, respectively, which expire in 2003.

   Purchases and sales of investment securities (including proceeds received at maturity), during the six months ended September 30, 1995 were as follows:

                                   Florida Fund
                            --------------------------
                              Cost of       Proceeds
                             Purchases     From Sales
                             ----------   ------------
Tax-exempt investments     $33,973,942    $37,905,500
Short-term commercial
  and tax-exempt notes      21,205,000     28,350,000
------------------------      --------      ----------
                           $55,178,942    $66,255,500
------------------------      --------      ----------

                                Massachusetts Fund
                            --------------------------
                             Cost of       Proceeds
                            Purchases     From Sales
                             ---------   -------------
Tax-exempt investments     $5,837,948     $ 4,311,746
Short-term commercial
  and tax-exempt notes      3,210,000      3,000,000
------------------------      -------     -----------
                           $9,047,948     $7,311,746
------------------------      -------     -----------

PAGE 58
 -----------------------------------------------------------------------------

Keystone State Tax Free Fund

                                   New York Fund
                            ---------------------------
                              Cost of       Proceeds
                             Purchases     From Sales
                             ----------   -------------
Tax-exempt investments     $ 3,642,107     $ 1,646,175
Short-term commercial
  and tax-exempt notes       7,155,000      6,050,000
------------------------      --------     -----------
                           $10,797,107     $7,696,175
------------------------      --------     -----------

                                Pennsylvania Fund
                            --------------------------
                              Cost of       Proceeds
                             Purchases     From Sales
                             ----------   ------------
Tax-exempt investments     $14,149,040    $10,812,257
Short-term commercial
  and tax-exempt notes      10,820,000     10,885,000
------------------------      --------      ----------
                           $24,969,040    $21,697,257
------------------------      --------      ----------

                                   Texas Fund
                            ------------------------
                             Cost of      Proceeds
                            Purchases    From Sales
                             ---------   -----------
Tax-exempt investments     $1,836,824    $  826,245
Short-term commercial
  and tax-exempt notes        806,000       730,000
------------------------      -------      ---------
                           $2,642,824    $1,556,245
------------------------      -------      ---------

4. Investment Management and Transactions with Affiliates

Under the terms of the Investment Management Agreement between Keystone and the FUND, dated November 29, 1990, Keystone provides investment management and administrative services to the FUND and its Funds. In return, Keystone is paid a management fee computed and paid daily. The management fee is calculated by applying percentage rates, which start at 0.55% and decline, as net assets increase, to 0.25% per annum, to the net asset value of each Fund.

   During the six months ended September 30, 1995, the Florida Fund, Massachusetts Fund, New York Fund, Pennsylvania Fund and Texas Fund paid or accrued to Keystone investment management and administrative services fees of $277,231, $29,992, $55,234, $196,952 and $12,483, respectively, which represented 0.52%, 0.55%, 0.55%, 0.53%, and 0.55%, respectively, of the average net assets of the Funds on an annualized basis.

   During the six months ended September 30, 1995, the Florida Fund, Massachusetts Fund, New York Fund, Pennsylvania Fund and Texas Fund paid or accrued to KII $9,273, $9,874, $9,563, $9,934 and $9,816, respectively, for certain accounting and to KIRC $59,925, $9,401, $14,666, $55,494, and $2,570,
respectively, for transfer agent fees.

   Keystone has voluntarily agreed to limit all expenses incurred including management fee of the Class A Shares of the Florida Fund, the Pennsylvania Fund and the Texas Fund to 0.75% of average daily net assets and has limited annual expenses of the Class B Shares and Class C Shares to 1.50% of average daily net asset value.

   Keystone voluntarily limited the expenses, including the management fee, of the Class A Shares of the Massachusetts Fund and the New York Fund to 0.35% until August 15, 1994, after which the expense limitation was increased by 0.10% every three months until May 15, 1995 since which date expenses were limited to 0.75% until December 31, 1995. Expenses of Class B Shares and Class C Shares of those Funds were limited to 1.10% until August 15, 1994, after which the expense limitations were similarly increased until May 15, 1995 since which date expenses were limited to 1.50% until December 31, 1995. Keystone will not be required to make such reimbursement to an extent which would result in a Fund's inability to qualify as a regulated investment company under the provisions of the Internal Revenue Code. In accordance with this voluntary expense limitation, Keystone reimbursed the Florida Fund, the Massachusetts Fund, the New York Fund, the Pennsylvania Fund and the Texas Fund (i) $33,827, $11,143, $10,401, $38,806 and $14,391, respectively, with respect to each Fund's

PAGE 59
-----------------------------------------------------------------------------

Class A Shares, (ii) $59,703, $33,524, $39,404, $51,176 and $22,732,
respectively, with respect to each Fund's Class B Shares; and (iii) $13,932, $10,266, $7,476, $14,976 and $2,484, respectively, with respect to each Fund's Class C Shares. Keystone does not intend to seek repayment of these amounts.

   Certain officers and/or Directors of Keystone are also officers and/or Trustees of the FUND. Officers of Keystone and affiliated Trustees receive no compensation directly from the FUND. Currently, the Independent Trustees of the FUND receive no compensation for their services.

5. Distributions to Shareholders

Each Fund intends to declare dividends from net investment income daily and distribute to its shareholders such dividends monthly and to declare and distribute all net realized long-term capital gains, if any, at least annually. Distributions are determined in accordance with income tax regulations. Distributions from tax basis net investment income and net capital gains can exceed book basis net investment income and net capital gains.

[front cover]

                  KEYSTONE

 [photo of American flag flying in front of
                  building]
                    STATE
                TAX FREE FUND

            FLORIDA TAX FREE FUND
         MASSACHUSETTS TAX FREE FUND
       NEW YORK INSURED TAX FREE FUND
         PENNSYLVANIA TAX FREE FUND
             TEXAS TAX FREE FUND

               [Keystone logo]

              SEMIANNUAL REPORT
             SEPTEMBER 30, 1995

[back cover]

              KEYSTONE AMERICA
               FAMILY OF FUNDS
                  [diamond]
    Capital Preservation and Income Fund
         Government Securities Fund
         Intermediate Term Bond Fund
            Strategic Income Fund
               World Bond Fund
            Tax Free Income Fund
      California Insured Tax Free Fund
            Florida Tax Free Fund
         Massachusetts Tax Free Fund
           Missouri Tax Free Fund
       New York Insured Tax Free Fund
         Pennsylvania Tax Free Fund
             Texas Tax Free Fund
            Fund for Total Return
          Global Opportunities Fund
     Hartwell Emerging Growth Fund, Inc.
            Hartwell Growth Fund
                 Omega Fund
            Fund of the Americas
         Strategic Development Fund

This report was prepared primarily for the information of the Fund's shareholders. It is authorized for distribution if preceded or accompanied by the Fund's current prospectus. The prospectus contains important information about the Fund including fees and expenses. Read it carefully before you invest or send money. For a free prospectus on other Keystone funds, contact your financial adviser or call Keystone at 1-800-343-2898.

[Keystone logo]  KEYSTONE
                 INVESTMENTS

                 P.O. Box 2121
                 Boston, Massachusetts 02106-2121

STF-AR-11/95
9M                                                            [recycle logo]